SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

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☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Under Rule 14a-12

THE COOPER COMPANIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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February 10, 2006

Dear Stockholder:

You are cordially invited to join us at the 2006 Annual Meeting of Stockholders of The Cooper Companies, Inc. on Tuesday, March 21, 2006, to be held at The Benjamin Hotel, 125 East 50th Street, New York, NY beginning at 10:00 a.m. (EST).

The meeting will also be webcast live through our website at http://www.coopercos.com. To listen to the live meeting, please go to the website at least fifteen minutes early to register, download, and install any necessary audio software. The webcast will be presented as audio with slides and an archived version will be available on our website after the meeting. The webcast will not be interactive, and you will not be able to ask questions or vote your shares.

At the meeting, we will ask our stockholders to elect the Board of Directors, to ratify the selection of the independent auditors, to approve the Company’s Second Amended and Restated 2001 Long-Term Incentive Plan and to approve the 2006 Long-Term Incentive Plan for Non-Employee Directors, all as described in detail in the attached Proxy Statement and Notice of Annual Meeting of Stockholders. We have also included a copy of the Company’s 2005 Annual Report on Form 10-K and Form 10-K/A as filed with the SEC and a form of proxy or voting instruction card. We encourage you to read the Annual Report, which includes information on the Company’s operations, markets and products, as well as the Company’s audited financial statements.

I hope that you will take this opportunity to participate in the affairs of the Company by voting on each of the business items to come before the meeting. Whether or not you plan to attend the meeting, please complete, sign, date and return the accompanying proxy by mail. Alternatively, most of our stockholders may now vote their shares by telephone or through the internet, as indicated on the enclosed form of proxy. If you attend the meeting and wish to vote your shares in person, you may revoke your proxy.

We look forward to seeing you at the Annual Meeting.

Sincerely,

A. THOMAS BENDER

Chairman of the Board of Directors

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of

THE COOPER COMPANIES, INC.

The Annual Meeting of Stockholders of The Cooper Companies, Inc., a Delaware corporation (the “Company”), will be held on March 21, 2006, at The Benjamin Hotel, 125 East 50th Street, New York, NY, at 10:00 a.m., for the purpose of considering and acting upon the following:

1.  The election of a board of ten directors;

2.  The ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for the fiscal year ending October 31, 2006;

3.  The approval of the Company’s Second Amended and Restated 2001 Long-Term Incentive Plan to add 600,000 shares to those available for issuance, and to increase by 150,000 the number of shares authorized for issuance as restricted stock awards;

4.  The approval of the 2006 Long-Term Incentive Plan for Non-Employee Directors; and

5.  The transaction of any other business that may properly arise at the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on February 9, 2006 will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof.

Enclosed with this Notice are a Proxy Statement, a proxy card and a return envelope, as well as a copy of the Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended October 31, 2005.

All stockholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, we encourage you to vote by completing the enclosed proxy. You may vote your proxy by internet, phone, or mail by following the instructions on the proxy card.

By Order of the Board of Directors

CAROL R. KAUFMAN

Secretary

Dated: February 10, 2006

YOUR VOTE IS IMPORTANT

It is important that all stockholders be represented at the Annual Meeting. In order to assure your representation, whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly in the accompanying reply envelope. No postage is necessary if mailed in the United States. Most stockholders can also vote their shares on the internet or by telephone. A toll-free telephone number and a website address are included on the enclosed proxy card. If you choose to vote by telephone or internet, you do not need to return your proxy card. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and wish to change your proxy vote, you may do so automatically by voting in person at the Annual Meeting.

THE COOPER COMPANIES, INC.

6140 Stoneridge Mall Road, Suite 590

Pleasanton, CA 94588

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

March 21, 2006

Information Regarding Proxies

The accompanying proxy card is solicited by and on behalf of the Board of Directors of The Cooper Companies, Inc. (the “Company”) for use at its Annual Meeting of Stockholders to be held on March 21, 2006 at The Benjamin Hotel, 125 East 50th Street, New York, NY, at 10:00 a.m., and at any adjournments or postponements thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders on or about February 14, 2006. Included with the Proxy is the Company’s 2005 Annual Report on Form 10-K and Form 10-K/A as filed with the Securities and Exchange Commission (“SEC”). This is not part of the proxy soliciting materials.

When you return a properly executed proxy card in the form enclosed with this Proxy Statement, or vote by phone or internet, the shares represented will be voted at the Annual Meeting in accordance with the indicated directions. If a proxy card is properly executed but no directions are indicated, the shares will be voted FOR each of the nominees for director as shown on the form of proxy card, FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company, FOR the approval of the Second Amended and Restated 2001 Long-Term Incentive Plan for Employees and FOR the approval of the 2006 Long-Term Incentive Plan for Non-Employee Directors. The Board of Directors is not aware of any other business to come before the Annual Meeting. If any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof for which specific authority has not been solicited from the stockholders, then, to the extent permissible by law, the persons named on the proxy card will have discretionary authority to vote in accordance with their best judgment. A stockholder who executes and returns the enclosed proxy card may revoke it at any time prior to its exercise by giving written notice of such revocation to the Secretary of the Company, by executing a subsequently dated proxy card or voting by phone or internet, or by voting in person at the Annual Meeting. Attendance at the Annual Meeting by a stockholder who has executed and returned a proxy card does not automatically revoke such proxy.

The Company will pay all costs associated with soliciting proxies. In addition to the solicitation of proxies by mail, officers, directors and other employees of the Company, acting on its behalf, may solicit proxies by telephone, facsimile, electronic transmission or personal interview. The Company has retained D.F. King & Co., Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $11,000 plus reasonable expenses. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to stockholders of record.

Outstanding Stock And Voting Rights

As of the close of business on February 9, 2006, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding 44,514,298 shares of the Company’s common stock, $0.10 par value per share, each of which is entitled to one vote at the Annual Meeting. Under the Company’s Bylaws and Delaware law, shares represented by proxies that reflect abstentions or broker “non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker “non-votes” occur when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Directors will be elected by the favorable vote of a plurality of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions as to the election of directors will not affect the election of the candidates receiving a plurality of votes. The proposals to ratify the appointment of the Company’s independent certified public accountants, to approve the Second Amended and Restated 2001 Long-Term Incentive Plan for Employees, and to approve the 2006 Long-Term Incentive Plan for Non-Employee Directors each require the approval of the majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal. Abstentions to these proposals will have the same effect as votes against them. Shares represented by proxies that reflect broker non-votes will have the same effect as a vote against the proposals to approve the Second Amended and Restated 2001 Long-Term Incentive Plan for Employees and to approve the 2006 Long-Term Incentive Plan for Non-Employee Directors, but will be treated as not entitled to vote for purposes of determining approval of the proposal to ratify the appointment of the Company’s independent certified public accountants and will not have any effect on the outcome of such proposal.

PROPOSAL 1 — ELECTION OF DIRECTORS

The Company’s Bylaws provide for no fewer than six and no more than eleven directors, as determined by the Board of Directors (the “Board”), which has fixed the number of directors to be elected at the 2006 Annual Meeting at ten, each of whom will serve until the next Annual Meeting of Stockholders or until their successor is duly elected and qualified. The Board recommends that each nominee for director described below be elected to serve as a director of the Company. All nominees have consented to be named and have indicated their intention to serve if elected. The Board expects that all nominees will be available for election and able to serve. If any nominee is not available for election or able to serve as a director, the accompanying proxy will be voted for the election of such other person, if any, as the Board may designate.

The Nominees

Each of the nominees, other than Ms. Lindell, currently serves on the Board.

The names of the nominees for election as directors are listed below, together with certain personal information, including their present principal occupation and recent business experience.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
A. Thomas Bender	67	1994

Mr. Bender was elected Chairman of the Board in July 2002, and has served as President and Chief Executive Officer of the Company since May 1995. He served as the Chief Operating Officer of the Company from August 1994 to May 1995 and as Acting Chief Operating Officer of the Company from March 1994 to August 1994. He served as Senior Vice President, Operations from October 1992 to February 1994. He also served as President of CooperVision, Inc., the Company’s contact lens subsidiary, from June 1991 to December 2004. Between 1966 and June 1991, Mr. Bender held a variety of positions at Allergan, Inc. (a manufacturer of eye and skin care products), including Corporate Senior Vice President, and President and Chief Operating Officer of Herbert Laboratories, Allergan’s dermatology division. Mr. Bender also serves on the Board of Directors of iScience, Inc.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
John D. Fruth	62	2005

Mr. Fruth founded Ocular Sciences, Inc. (“Ocular Sciences”) in 1985 and served as Chairman of the Board from 1985 until January 2005 when Ocular Sciences was acquired by the Company. Mr. Fruth served as Chief Executive Officer of Ocular Sciences from 1985 to May 1999 and from May 2001 to August 2001. He also served as President of Ocular from 1985 to October 1997. Prior to founding Ocular, Mr. Fruth held several positions in sales, marketing, clinical research and general management with Bausch and Lomb, Inc. and with the Company.

Michael H. Kalkstein	63	1992

Mr. Kalkstein has been a partner at Dechert LLP, a law firm, since June 2003 and is Co-Chair of the Intellectual Property Practice Group. He also served as the Managing Partner of Dechert’s Palo Alto office from June 2003 through December 2005. Previously, from September 1999 through May 2003, he was a partner at Oppenheimer, Wolff & Donnelly, LLP, an international law firm, and a member of its Policy and Technologies Committees. He has been a member of the Board of Trustees of Opera San Jose since 1984, serving as its President from 1992 to 1994. He has been a member of Alliance of CEOs since 2001 and a member of the Board of Directors of the Law Foundation of Silicon Valley since 2002. He also serves as a director of the Northern California Chapter of the National Association of Corporate Directors.

Jody S. Lindell	54

Ms. Lindell is President and CEO of S.G. Management, Inc., an asset management company. Until May 2000, Ms. Lindell was a partner with KPMG LLP where she served as Partner-In-Charge of the Industrial Markets and Healthcare and Life Sciences practices for the Western Area. She currently serves as a director for First Republic Bank, a publicly traded financial institution, where she serves on their Audit and Director’s Loan Committees. Ms. Lindell is a Certified Public Accountant.

Moses Marx	70	1995

Mr. Marx has been the general partner of United Equities Company LLC since 1954 and General Partner of United Equities Commodities Company since 1972. He is also President of Momar Corporation. All of these are investment companies. He is also Chairman of the Board and a director of Berkshire Bancorp Inc., a publicly traded bank holding company.

Donald Press	72	1993

Mr. Press has been Executive Vice President of Broadway Management Co., Inc., an owner and manager of commercial office buildings, since 1981. Mr. Press is also a principal in Donald Press, P.C., a law firm, located in New York City, and a director of Superior Savings of New England.

Name, Principal Occupation and Other Directorships	Age	Year Commenced Serving as a Director of the Company
Steven Rosenberg	57	1993

Mr. Rosenberg has been President and Chief Executive Officer of Berkshire Bancorp Inc., a publicly traded bank holding company, since March 1999 and its Vice President, Finance and Chief Financial Officer since 1990. From September 1987 through March 1990, Mr. Rosenberg was President and Chief Executive Officer of Scomel Industries Inc., an international marketing and consulting group. Prior to that, he was Vice President of Noel Industries, Inc., an apparel manufacturer and importer. He is currently a director of Berkshire Bancorp Inc., a publicly traded bank holding company.

Allan E. Rubenstein, M.D.	61	1992

Dr. Rubenstein has served as Vice Chairman and Lead Director since July 2002, and served as Chairman of the Board from July 1994 through July 2002. He served as Acting Chairman of the Board from April 1993 through June 1994. He is Chief Executive Officer of NexGenix Pharmaceuticals and Clinical Professor of Neurology at Mount Sinai School of Medicine (N.Y.) He served as a director of Bioimaging Technologies (BITI, Nasdaq), a specialty clinical trials company, from 2000 to 2003. He is also Medical Director Emeritus of the Children’s Tumor Foundation and a consultant to the National Institutes of Health, the U.S. Food and Drug Administration and the U.S. Department of Defense, where he served as Chair of the Army Neurofibromatosis Research Program Integration Panel in 2001.

Robert S. Weiss	59	1996

Mr. Weiss has been Executive Vice President and Chief Operating Officer of the Company since January 2005. Prior to that, he served as Executive Vice President since October 1995 and Chief Financial Officer since 1989. He also served as Treasurer from 1989 to March 2002. From October 1992 until October 1995 he served as Senior Vice President. From March 1984 to October 1992 he served as a Vice President, and from 1984 through July 1990 he served as Corporate Controller. He previously held a number of financial positions with the Company and at Cooper Laboratories, Inc. (the Company’s former parent) since joining the Company in 1977.

Stanley Zinberg, M.D., M.S.	71	1997

Dr. Zinberg, an obstetrician-gynecologist, is Deputy Executive Vice President and Vice President of Practice Activities for the American College of Obstetricians and Gynecologists in Washington, D.C. From 1981 until 1993 he served as Chief, Obstetrics and Gynecology, and Director, OB-GYN Residency Program at NYU Downtown Hospital, where from 1990 through 1992 he also served as President of the Medical Staff and is currently a member of the Board of Trustees. He is certified by the American Board of Obstetrics and Gynecology and is a member of the faculty of the Departments of Obstetrics and Gynecology at New York University School of Medicine, the Cornell University College of Medicine and the Georgetown University School of Medicine. He is the author of numerous editorials, scientific papers and book chapters in the field of women’s health care. In addition, Dr. Zinberg obtained a Masters Degree in Health Administration, with an emphasis on not-for-profit finance, in 1990 from the Graduate School of Public Administration of New York University.

Current Directors

Each of the nominees, other than Ms. Lindell, currently serves on the Company’s Board. In addition, Mr. Edgar J. Cummins is a current director of the Company’s Board.

Mr. Cummins, together with Mr. Fruth, was appointed to the Board in January 2005 upon consummation of the Company’s acquisition of Ocular Sciences and thereafter nominated for election at the Company’s 2005 Annual Meeting of Stockholders in accordance with the Agreement and Plan of Merger between the Company and Ocular Sciences, which required them to be nominated to serve as directors of the Company.

Mr. Cummins, age 62, has served on the Company’s Board since January 2005. He served as a director of Ocular Sciences from 1992 until January 2005 when Ocular Sciences was acquired by the Company. He has served as an independent consultant to companies in the healthcare industry since 1998. From July 1986 to May 1995, Mr. Cummins served as Chief Financial Officer of Allergan, Inc. (a manufacturer of eye and skin care products) and from May 1995 to January 1998, he served as Chief Financial Officer of Chiron Vision Corporation, an ophthalmic surgical company. Prior to his retirement from full time employment, Mr. Cummins was certified as a CPA in the State of California.

There are no family relationships among any of the Company’s current directors or executive officers or the Board’s proposed nominees.

The Board Of Directors

The Board is elected annually and each of the Company’s directors stands for election every year. Presently the Board is comprised of ten directors, of which two, Messrs. Bender and Weiss, are executive officers and the remaining eight have been affirmatively determined by the Board to be independent, as they meet the objective requirements set forth by the NYSE and the SEC, and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board.

The Board maintains four committees whose functions are described below. Committee membership is determined by the Board, and all committee members are independent directors as determined by the Board. Each committee maintains a written charter detailing its authority and responsibilities. These charters are reviewed periodically as legislative and regulatory developments and business circumstances warrant and are available in their entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy.

Stockholders wishing to communicate with the Board, or with a specific Board member, may do so by writing to the Board, or to the particular Board member, and delivering the communication in person or mailing it to: Board of Directors, c/o Carol R. Kaufman, Corporate Secretary, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588. From time to time, the Board may change the process by means of which stockholders may communicate with the Board or its members. Please refer to the Company’s website for any changes in this process.

Board Committees and Meetings

There are four active Board Committees, each of which is comprised entirely of Directors whom the Board has affirmatively deemed to be independent as they meet the objective requirements set forth by the NYSE and the SEC, and have no relationship, direct or indirect, to the Company other than as stockholders or through their service on the Board:

(i) The Audit Committee is responsible for (a) the quality and integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the qualifications and independence of the independent accounting firm serving as auditors of the Company, (d) retention and engagement of the auditors and oversight of their work, and

(e) overseeing the performance of the Company’s internal audit function and reviewing the Company’s internal controls. The Committee advises and makes recommendations to the Board of Directors regarding the financial, investment and accounting procedures and practices followed by the Company. The Committee operates under a written charter adopted by the Board of Directors, which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Rosenberg (Chair), Cummins and Kalkstein, and Dr. Zinberg.

(ii) The Organization and Compensation Committee oversees compensation of the Chief Executive Officer and key executives, the granting of awards under the Company’s Incentive Payment and Long-Term Incentive Plans, and organizational development and succession planning. The Committee also oversees the Company’s compensation policy, and advises and makes recommendations to the Board of Directors regarding the compensation of directors and executive officers. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Kalkstein (Chair), Fruth and Press, and Dr. Rubenstein.

(iii) The Corporate Governance Committee is responsible for development, implementation, and maintenance of the corporate governance standards by which the Company conducts business, and advises and makes recommendations to the Board concerning the Company’s primary governance policies. The Committee meets with the Chief Executive Officer and senior corporate staff as it deems appropriate. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Messrs. Press (Chair) and Rosenberg, and Dr. Rubenstein.

(iv) The Nominating Committee is responsible for the identification and selection of qualified candidates for nomination to the Company’s Board of Directors. The Committee will consider suggestions from stockholders for nominees for election as directors at the Company’s Annual Stockholder Meetings, provided that the nominations are received on a timely basis and meet the criteria set forth below in the information on Stockholder Nominations. The Committee operates under a written charter adopted by the Board of Directors which is available on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. The members of the Committee are Mr. Marx (Chair), and Drs. Rubenstein and Zinberg.

During the fiscal year ended October 31, 2005, the Board met 9 times and acted 4 times by unanimous written consent, the Audit Committee met 10 times, the Nominating Committee met 2 times, the Organization and Compensation Committee met 9 times and acted 2 times by unanimous consent and the Corporate Governance Committee met 3 times.

The Non-Employee Directors meet routinely in executive session without the presence of management. Dr. Rubenstein, as Lead Director, presides over all executive sessions which he attends.

Currently the Company does not maintain a formal policy regarding director attendance at the Annual Meeting of Stockholders; however, it is expected that, absent compelling circumstances, directors will be in attendance. Last year all of the directors were in attendance.

Compensation Of Directors

The responsibilities and time commitment involved for directors of a publicly traded company are substantial, and with recent changes in corporate governance standards, highly qualified and experienced directors are in high demand. We are required to provide sufficient incentives for our directors’ continued performance by compensating them appropriately for their workload and dedication. We compensate each director who was not also an employee of the Company (a “Non-Employee Director”) based upon his service to the Company, including attendance at meetings and service on committees of the Board. Annual cash retainers and equity compensation grants are designed to correspond to the relative responsibility of each director, and are regularly reviewed to ensure they meet this standard.

Directors who are also employees of the Company receive no additional compensation for their service as directors. Their compensation as officers of the Company is designed to reflect their responsibilities as directors.

Cash Retainer and Meeting Fees for Non-Employee Directors

For fiscal year 2005, each Non-Employee Director received a stipend of $30,000 per annum. The Lead Director of the Board receives an additional stipend of $8,625 per annum for his service as Lead Director. Each Non-Employee Director serving as the chair of a committee of the Board receives an additional stipend ranging from $1,000 to $10,000 per annum. Each Non-Employee Director receives meeting fees ranging from $750 to $1,500 per meeting, depending on duration and up to $1,000 per day for other days substantially spent on affairs of the Company.

For fiscal year 2006, commencing November 1, 2005, the Non-Employee Directors will receive (a) an annual retainer of $30,000 for their services as a director of the Company and (b) each applicable stipend or fee set forth below for services as the chair of a committee of the Board and for attending meetings. The Lead Director of the Board will receive an additional stipend of $10,000 for his service as Lead Director.

Committee Chair Stipends:
Audit Committee	$15,000 per annum
Organization and Compensation Committee	$12,000 per annum
Corporate Governance Committee	$10,000 per annum
Nominating Committee	$1,000 per annum

Fee per Meeting:
Convened in person* or telephonically for more than 2 hours	$1,500 per meeting
Convened in person or telephonically for less than 2 hours	$750 per meeting

*	Committee meetings convened in person on the same day as a Board meeting convened in person are not compensated separately from the Board meeting

Equity Compensation of Non-Employee Directors

In addition to cash compensation, our Non-Employee Directors participate in the 1996 Long-Term Incentive Plan for Non-Employee Directors (the “1996 Director Plan”), which provides for annual grants of restricted stock and stock options to the Non-Employee Directors for their service. The 1996 Director Plan provides for a grant each November of both restricted stock and stock options as follows:

(a)	a grant of stock options on November 1st of 17,500 options to each Non-Employee Director (18,900 options in the case of the Lead Director), with an exercise price equal to 100% of the fair market value of the common stock of the Company on the date of grant, and

(b)	a grant of restricted stock on November 15th which entitles the recipient to purchase 1,000 shares of restricted stock at par value to each Non-Employee Director.

The stock options become exercisable when the average fair market value of the Company’s common stock over 30 calendar days, as reported on http://finance.yahoo.com, appreciates 10% from the date of grant or five years have passed. On November 1, 2004, the Non-Employee Directors received a grant of stock options at an option price of $69.39. The options became exercisable on February 16, 2005 when the average fair market value of the common stock achieved $76.33. On

November 1, 2005, the Non-Employee Directors received a grant of stock options at an option price of $69.01 which will become exercisable when the average fair market value of the common stock achieves $75.91 or on November 1, 2010, whichever comes first.

Restrictions are removed from the restricted stock when the average fair market value of the Company’s common stock over 30 calendar days, as reported on http://finance.yahoo.com, appreciates 10% from the date of grant or five years have passed. On November 15, 2004, the Non-Employee Directors received restricted stock awards. Restrictions were removed from the restricted stock on February 28, 2005 when the average fair market value of the common stock achieved $78.73. On November 15, 2005, the Non-Employee Directors received restricted stock awards. Restrictions will be removed from the restricted stock when the average fair market value of the Company’s common stock achieves $77.91 or on November 15, 2010, whichever comes first.

The 1996 Director Plan also provides that, upon appointment to the Board, new Non-Employee Directors receive a grant of 17,500 stock options and 1,000 shares of restricted stock, pro rated in accordance with the number of months of service remaining in the fiscal year in which they were appointed. Accordingly, in January 2005, each of Messrs. Fruth and Cummins received:

(a)	a grant of 14,583 stock options, with an exercise price of $72.94, and

(b)	the option to purchase 834 shares of restricted stock at par value.

These grants were pro-rated, in accordance with the 1996 Director Plan, to reflect appointment to the Board after the beginning of the 2005 fiscal year. Restrictions were removed from the restricted stock on March 7, 2005 when the average fair market value of the common stock achieved $80.23. The options became exercisable on March 7, 2005 when the average fair market value of the common stock achieved $80.23.

If adopted, the 2006 Long-Term Incentive Plan for Non-Employee Directors (the “2006 Director Plan”) will provide for equity grants of stock options and restricted stock on the same terms as the 1996 Director Plan. See “Proposal 4—Adoption of the 2006 Long-Term Incentive Plan for Non-Employee Directors” on page 37.

The following table sets forth the total cash and equity compensation paid to our Non-Employee Directors for their service on our Board and committees thereof during the 2004 and 2005 fiscal years:

		Cash Compensation						Equity Compensation
Director	Fiscal Year	Annual Stipend		Committee Chair Stipend		Meeting Fees		Stock Options(1)	Restricted Stock(2)
Edgar J. Cummins	2005		$25,000		-0-		$15,000	14,583	834

John D. Fruth	2005		$25,000		-0-		$12,750	14,583	834

Michael H. Kalkstein	2005 2004	$ $	30,000 25,000	$ $	10,000 2,000	$ $	33,000 22,000	17,500 17,500	1,000 1,000

Moses Marx	2005 2004	$ $	30,000 25,000		$1,000 -0-	$ $	13,500 13,000	17,500 17,500	1,000 1,000

Donald Press	2005 2004	$ $	30,000 25,000	$ $	10,000 2,000	$ $	24,750 22,000	17,500 17,500	1,000 1,000

Steven Rosenberg	2005 2004	$ $	30,000 25,000	$ $	10,000 2,000	$ $	24,000 25,500	17,500 17,500	1,000 1,000

Allan E. Rubenstein, M.D.	2005 2004	$ $	38,625 30,625		$-0- 1,000	$ $	24,750 21,500	18,900 18,900	1,000 1,000

Stanley Zinberg, M.D.	2005 2004	$ $	30,000 25,000		-0- -0-	$ $	21,000 19,500	17,500 17,500	1,000 1,000

(1)	All figures in this column reflect options to purchase common stock. All options have an exercise price equal to the Fair Market Value (FMV) of our common stock on the date of grant, which was $69.39 for the 2005 fiscal year and $43.98 for the 2004 fiscal year. Grants to Messrs. Fruth and Cummins represent grants upon joining the Board in January 2005. The stock options have an exercise price equal to the Fair Market Value (FMV) of our common stock on the date of grant, which was $72.94.

(2)	All figures in this column represent Restricted Stock Awards which entitle the recipient to purchase restrictively legended common stock of the Company at par value of $0.10 per share. Restrictions will be removed from the restricted stock when the average fair market value of the Company’s common stock over 30 calendar days, as reported on http://finance.yahoo.com, appreciates 10% from the date of grant or five years have passed.

Stockholder Director Nominations

The Bylaws of the Company provide that any stockholder entitled to vote on the election of directors at a meeting called for such purpose may nominate persons for election to the Board, by following the procedures set forth in the section titled “Stockholder Nominations and Proposals”. In addition, the Nominating Committee of the Board, will consider suggestions from stockholders for nominees for election as directors. Stockholders who wish to submit a proposed nominee to the Nominating Committee should send written notice to Mr. Moses Marx, Nominating Committee Chairman, The Cooper Companies, Inc., 6140 Stoneridge Mall Road, Suite 590, Pleasanton, CA 94588.

Such notice should set forth all information relating to such nominee as is required to be disclosed in solicitations of proxies for elections of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including such person’s written consent to being named in the Proxy Statement as a nominee and to serve as a director if elected, the name and address of such stockholder or beneficial owner on whose behalf the proposed nomination is being made, and the class and number of shares of the Company owned beneficially and of record by such stockholder or beneficial owner. The Nominating Committee will consider nominees suggested by stockholders on the same terms as nominees selected by the Nominating Committee. As of the date of this Proxy Statement, no such stockholder suggestions for director nominees have been received by the Nominating Committee.

The Nominating Committee believes that nominees for election to the Board must possess certain minimum qualifications and attributes. The nominee: 1) must meet the objective independence requirements set forth by the SEC and NYSE (other than current Company executive nominees), 2) must exhibit strong personal integrity, character and ethics, and a commitment to ethical business and accounting practices, 3) must not serve on more than two other public company boards, 4) must not be involved in on-going litigation with the Company or be employed by an entity which is engaged in such litigation, and 5) must not be the subject of any on-going criminal investigations, including investigations for fraud or financial misconduct.

Except as set forth above, the Nominating Committee does not currently have a formal policy regarding the handling or consideration of director candidate recommendations received from a stockholder, or a formal process for identifying and evaluating nominees for directors (including nominees recommended by stockholders). These issues will be considered by the Nominating Committee, which will then make a recommendation to the Board.

Corporate Governance

The Company has an ongoing commitment to good governance and business practices. In furtherance of this commitment, the Company regularly monitors developments in the area of corporate governance and reviews Company processes and procedures in light of such developments.

The Company complies with the rules and regulations promulgated by the SEC and the New York Stock Exchange (NYSE), and implements other corporate governance practices it believes are in the best interest of the Company and its stockholders. The Company believes that the policies currently in place enhance our stockholders’ interests.

Governance Principles. The Board has approved a set of Corporate Governance Principles (“Principles”) for the Company. The Principles are available on the Company’s website at http://www.coopercos.com, and to any stockholder otherwise requesting a copy; the Principles deal with director qualifications, director responsibilities, Board committees, director access to officers and employees, director compensation, director orientation and continuing education, and performance evaluations of the Chief Executive Officer and of the Board and its committees.

Ethics and Business Conduct Policy. The Company has adopted an Ethics and Business Conduct Policy (the “Ethics Policy”) that is available in its entirety on the Company’s website at http://www.coopercos.com and to any stockholder otherwise requesting a copy. All Company employees, officers, and directors, including the Chief Executive Officer and Chief Financial Officer, are required to adhere to the Ethics Policy in discharging their work-related responsibilities. Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Ethics Policy. Amendments to the Ethics Policy, and any waivers from the Ethics Policy granted to directors or executive officers, will also be made available through the Company’s website as they are adopted.

In keeping with the Sarbanes-Oxley Act of 2002, the Audit Committee has established procedures for receipt and handling of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and to allow for the confidential, anonymous submission by our employees of concerns regarding accounting or auditing matters. In furtherance of this goal, the Company has established a confidential hotline through which employees may report concerns about the Company’s business practices.

PRINCIPAL SECURITYHOLDERS

The following table sets forth information regarding ownership of outstanding shares of the Company’s common stock by those individuals or groups who have advised the Company that they own more than five percent (5%) of such outstanding shares.

	Common Stock Beneficially Owned as of December 31, 2005
Name of Beneficial Owner	Number of Shares		Percentage of Shares
FMR Corp. 82 Devonshire Street Boston, MA 02109	6,686,135	(1)	15%

Earnest Partners LLC 75 Fourteenth Street, Suite 2300 Atlanta, GA 30309	5,069,294	(2)	11.5%

(1)	All information regarding FMR Corp. and its affiliates is based on information disclosed in a Schedule 13G/A filed by FMR Corp., Edward C. Johnson 3rd and Abigail P. Johnson on December 12, 2005 (the “FMR Schedule 13G”). According to the FMR Schedule 13G, Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp. beneficially owns 6,579,114 of these shares, including 394,102 shares which would result from assumed conversion of $17,500,000 of the Company’s 2.625% Convertible Debentures. As a result of Fidelity Management & Research Company acting as an investment advisor to various investment companies, the sole power to vote or direct the vote of 125,021 of these shares resides with the Boards of Trustees of the various Fidelity funds. Fidelity Management Trust Company, a wholly owned subsidiary of FMR Corp. beneficially owns 86,700 of these shares and FMR Corp. has sole power to vote or direct the vote of these 86,700 shares and the sole power to dispose or direct the disposition of all of these shares, which are held on behalf of FMR’s clients in accounts over which FMR has complete investment discretion. Strategic Advisers, Inc. beneficially owns 221 of these shares and the sole power to vote or direct the vote of these 221 shares resides with the Boards of Trustees of the various Fidelity funds. None of the accounts over which FMR has complete investment discretion contains more than 5% of the outstanding shares of the Company.

(2)	All information regarding Earnest Partners LLC and its affiliates is based on information disclosed in a Schedule 13G/A filed by Earnest Partners LLC on February 8, 2006 (the “Earnest Partners Schedule 13G”). According to the Earnest Partners Schedule 13G, Earnest Partners beneficially owns and has the sole power to direct the disposition of these 5,069,294 shares, and the sole power to vote or direct the vote of 1,754,296 of these shares. Earnest Partners has the shared power to vote or direct the vote of 1,693,398 of these shares.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding the current executive officers of the Company who are not also directors:

B. Norris Battin	Age: 69	Title:	Vice President, Investor Relations and Communications

Mr. Battin has served as Vice President, Investor Relations and Communications since November 1995. Prior to joining the Company, Mr. Battin was Principal Associate of Battin Associates, a healthcare marketing, advertising and public relations consultancy whose client list included the Company. From 1968 to 1991, Mr. Battin held numerous marketing, advertising, public relations and public affairs positions at Allergan, Inc., a multinational manufacturer of eye and skin care products, including Senior Vice President, Public Affairs and Communication.

John C. Calcagno	Age: 47	Title:	Chief Financial Officer & Vice President, Business Development Of Coopervision, Inc.

Mr. Calcagno has served as Chief Financial Officer and Vice President, Business Development for CooperVision since January 2003. From December 1998 through December 2002, he was President, U.S. Operations, of CooperVision. Prior to that he was Vice President of Finance and General Manager of CooperVision’s U.S. business. He has also held various other positions within subsidiaries of the Company.

Rodney E. Folden	Age: 58	Title:	Corporate Controller

Mr. Folden has served as Corporate Controller since February 2004. He served as Assistant Corporate Controller from March 1994 to February 2004. He has also held a variety of financial positions since joining the Company in 1987.

Gregory A. Fryling	Age: 51	Title:	President & Chief Operating Officer of CooperVision, Inc.

Mr. Fryling has served as President of CooperVision since December 2004. He has served as Chief Operating Officer since May 2000. From January 1993 through April 2000, he served as Vice President, Business Development of the Company and prior to that served as an officer of various subsidiaries of the Company.

Carol R. Kaufman	Age: 56	Title:	Sr. Vice President of Legal Affairs, Secretary & Chief Administrative Officer

Ms. Kaufman has served as Senior Vice President of Legal Affairs since December 2004. She has served as Vice President and Chief Administrative Officer since October 1995 and was elected Vice President of Legal Affairs and Secretary in March 1996. From January 1989 through September 1995, she served as Vice President, Secretary and Chief Administrative Officer of Cooper Development Company, a healthcare and consumer products company. She previously held a variety of financial positions with Cooper Laboratories, Inc. (the Company’s former parent) since joining that company in 1971. Ms. Kaufman currently serves as a director of Chindex, Inc., a publicly traded distributor of medical equipment and services in China.

J. Christopher Marmo, Ph.D.	Age: 37	Title:	Vice President, Research & Development of CooperVision, Inc.

Dr. Marmo has served as Vice President, Research & Development of CooperVision since January 2005. From June 1999 until December 2004 he served as Vice President of Research & Development for Ocular Sciences. From 1994 to 1999, he was a Senior Manager in the Technology and Innovation Division of Arthur D. Little, Inc.

Eugene J. Midlock	Age: 61	Title:	Vice President, Taxes

Mr. Midlock has served as Vice President, Taxes since January 2005. From November 2003 until December 2004 he served as a consultant to the Company. During this period he also served as an instructor in the Master of Science in Taxation program of San Jose State University. From 1979 until he retired in 2002 he held a number of leadership positions with KPMG. Most recently he was the Partner in Charge of Tax Services for Northern California. Prior to that he was the National Partner in Charge of Tax Services for the Technology Practice, the National Partner in Charge of International Services, and Partner in Charge of the Chicago tax practice.

Jeffery A. McLean	Age: 52	Title:	President, U.S. Operations of CooperVision, Inc.

Mr. McLean has served as President, U.S. Operations of CooperVision since January 2005. Prior to that, Mr. McLean served as Vice President, Sales of CooperVision from February 2004 to December 2004. He has also served as Director of Marketing & National Accounts. Before joining CooperVision in February 2002, Mr. McLean was a consultant for Pfizer in marketing their COX-2 inhibitor portfolio from August 2002 to February 2002. Prior to that Mr. McLean spent eighteen years at Bausch & Lomb Incorporated holding several management positions, his last as Vice President, Sales & Marketing.

Steven M. Neil	Age: 53	Title:	Vice President, Chief Financial Officer & Acting Treasurer

Mr. Neil has served as Acting Treasurer since June 2005. He has also served as Vice President and Chief Financial Officer since January 2005. He served as Executive Vice President, Chief Financial Officer and Secretary of Ocular Sciences from July 2003 to January 2005. From October 1997 until June 2003 he was Executive Vice President, Finance, Chief Financial Officer, Treasurer and Secretary of Sola International. Mr. Neil currently is a director and Chairman of the Audit Committee for the Board of Directors of Diamond Foods, Inc., a publicly traded specialty foods company.

Nicholas J. Pichotta	Age: 61	Title:	Chief Executive Officer of CooperSurgical, Inc.

Mr. Pichotta has served as Chief Executive Officer of CooperSurgical, Inc., the Company’s women’s healthcare business, since September 1992. He also served as President from September 1992 to December 2004. Prior to that he served as an officer of various subsidiaries of the Company.

Paul L. Remmell	Age: 48	Title:	President & Chief Operating Officer of CooperSurgical, Inc.

Mr. Remmell has been President of CooperSurgical, Inc. since December 2004. He also has served as Chief Operating Officer since October 2000, and previously served as Vice President of Finance from 1991 to December 2004.

Andrew Sedgwick	Age: 40	Title:	President, European Operations of CooperVision, Inc.

Mr. Sedgwick has served as President, European Operations for CooperVision, Inc. since September 2005. Prior to that he served as Managing Director, Northern Europe from May 2002. Mr. Sedgwick joined CooperVision in January 2000 having previously fulfilled various sales and marketing roles for Hydron Ltd. in the United Kingdom.

John A. Weber	Age: 43	Title:	Vice President, Worldwide Manufacturing & Distribution of CooperVision, Inc.

Mr. Weber has served as Vice President, Worldwide Manufacturing & Distribution of CooperVision since January 2005. Prior to that he served as the Executive Vice President, Worldwide Operations of Ocular Sciences from July 2003 to December 2004 and as Vice President, Manufacturing of Ocular Sciences from January 2001 to July 2003. Mr. Weber served in various other management positions at Ocular Sciences between 1993 and 2001

James M. Welch	Age: 45	Title:	President, Asian Operations of CooperVision, Inc.

Mr. Welch has served as President, Asian Operations of CooperVision since January 2005. Prior to that he served as the President, International Division of Ocular Sciences from July 2003 to December 2004 and as Vice President, International Sales of Ocular Sciences from July 1997 to July 2003.

Section 16(A) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires the Company’s executive officers (as defined), directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, directors and greater than ten percent stockholders.

Based solely on a review of the copies of such forms and related amendments received by the Company, or on written representations from the Company’s officers and directors that no Forms 5 were required to be filed, the Company believes that during fiscal 2005 all Section 16(a) filing requirements applicable to its officers, directors and beneficial owners of more than ten percent of any class of its equity securities were met, except one Form 4 for Edgar J. Cummins dated January 10, 2005, which was filed on January 11, 2005 due to a clerical error on the part of the Company.

Securities Held by Management

The following table sets forth information regarding ownership of the Company’s common stock by each of its current directors, the individuals named in the Summary Compensation Table and by all of the current directors and executive officers as a group.

	Common Stock Beneficially Owned as of December 31, 2005
Name of Beneficial Owner	Number of Shares		Percentage of Shares
A. Thomas Bender	365,660	(1)	*
Edgar J. Cummins	16,540	(2)	*
John D. Fruth	906,095	(3)	2%
Gregory A. Fryling	59,666	(4)	*
Michael H. Kalkstein	74,666	(5)	*
Carol R. Kaufman	156,291	(6)	*
Moses Marx	114,932	(7)	*
Steven M. Neil	9,500	(8)	*
Donald Press	137,949	(9)	*
Steven Rosenberg	127,104	(10)	*
Allan E. Rubenstein, M.D.	54,054	(11)	*
Robert S. Weiss	354,608	(12)	*
Stanley Zinberg, M.D.	69,854	(13)	*
All current directors and executive officers as a group (24 persons)	2,665,352		6%

*	Less than 1%.

(1)	Includes 315,500 shares which Mr. Bender could acquire upon the exercise of currently exercisable stock options.

(2)	Includes 1,000 restricted shares granted to Mr. Cummins pursuant to the terms of the 1996 Long-Term Incentive Plan for Non–Employee Directors (the “Directors’ Plan”). Mr. Cummins has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 14,583 shares which Mr. Cummins could acquire upon the exercise of currently exercisable stock options.

(3)	Includes 1,000 restricted shares granted to Mr. Fruth pursuant to the terms of the Directors’ Plan. Mr. Fruth has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 14,583 shares which Mr. Fruth could acquire upon the exercise of currently exercisable stock options.

(4)	Includes 55,876 shares which Mr. Fryling could acquire upon the exercise of currently exercisable stock options.

(5)	Includes 1,000 restricted shares granted to Mr. Kalkstein pursuant to the terms of the Directors’ Plan. Mr. Kalkstein has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 65,000 shares which Mr. Kalkstein could acquire upon the exercise of currently exercisable stock options.

(6)	Includes 143,625 shares which Ms. Kaufman could acquire upon the exercise of currently exercisable stock options.

(7)	Includes 1,000 restricted shares granted to Mr. Marx pursuant to the terms of the Directors’ Plan. Mr. Marx has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 65,000 shares which Mr. Marx could acquire upon the exercise of currently exercisable stock options.

(8)	Includes 7,500 shares which Mr. Neil could acquire upon the exercise of currently exercisable stock options.

(9)	Includes 1,000 restricted shares granted to Mr. Press pursuant to the terms of the Directors’ Plan. Mr. Press has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 113,000 shares which Mr. Press could acquire upon the exercise of currently exercisable stock options.

(10)	Includes 1,000 restricted shares granted to Mr. Rosenberg pursuant to the terms of the Directors’ Plan. Mr. Rosenberg has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 115,000 shares which Mr. Rosenberg could acquire upon the exercise of currently exercisable stock options.

(11)	Includes 1,000 restricted shares granted to Dr. Rubenstein pursuant to the terms of the Directors’ Plan. Dr. Rubenstein has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 47,550 shares which Dr. Rubenstein could acquire upon the exercise of currently exercisable stock options.

(12)	Includes 5,108 shares held on account for Mr. Weiss under the Company’s 401(k) Savings Plan and 344,500 shares which Mr. Weiss could acquire upon the exercise of currently exercisable stock options.

(13)	Includes 1,000 restricted shares granted to Dr. Zinberg pursuant to the terms of the Directors’ Plan. Dr. Zinberg has sole voting power with respect to those 1,000 shares; however, disposition is restricted pursuant to the terms of the Directors’ Plan. Also includes 65,000 shares which Dr. Zinberg could acquire upon the exercise of currently exercisable stock options.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below shows compensation with respect to each of the last three fiscal years to the individual who served as the Company’s Chief Executive Officer for fiscal 2005, and to each person who was, for the fiscal year ended October 31, 2005, among the four other most highly compensated executive officers of the Company or its subsidiaries.

	Year	Annual Compensation				Long Term Compensation				All Other Compensation (2)
		Salary		Bonus		Awards			Payouts
Name and Principal Position						Restricted Stock Awards	Securities Underlying Options/SARs		LTIP Payouts
A. Thomas Bender President & Chief Executive Officer	2005 2004 2003	$ $ $	600,000 500,000 461,300	$ $ $	99,000 434,500 393,258	-0- -0- -0-	66,000 66,000 166,000		-0- -0- -0-	$ $ $	15,836 14,312 10,509

Gregory A. Fryling President & Chief Operating Officer of CooperVision, Inc.	2005 2004 2003	$ $ $	339,583 275,000 244,000	$ $ $	108,497 63,296 177,875	-0- -0- -0-	94,000 -0- 159,000	(1) (1)	-0- -0- -0-	$ $ $	8,834 8,023 7,559

Carol R. Kaufman Sr. Vice President of Legal Affairs, Secretary & Chief Administrative Officer	2005 2004 2003	$ $ $	270,000 236,000 225,000	$ $ $	86,265 167,796 156,938	-0- -0- -0-	35,500 35,500 80,500		-0- -0- -0-	$ $ $	10,361 9,589 8,888

Steven M. Neil Vice President, Chief Financial Officer & Acting Treasurer	2005		$269,408		$86,076	-0-	70,000		-0-		$8,771

Robert S. Weiss Executive Vice President & Chief Operating Officer	2005 2004 2003	$ $ $	400,000 341,000 324,700	$ $ $	60,000 269,390 251,643	-0- -0- -0-	54,000 54,000 54,000		-0- -0- -0-	$ $ $	11,049 10,152 9,831

(1)	Mr. Fryling was not granted stock options during the fiscal year ended October 31, 2004. He received a grant of 44,500 options on December 14, 2004 which are included in the total amount of options for fiscal year 2005.

(2)	Amounts included in the All Other Compensation column consist of annual automobile allowances, contributions to Company 401(k) accounts and income associated with life insurance coverage in excess of $50,000. The details of these payments for our executives for the past three fiscal years are included below.

ALL OTHER COMPENSATION DETAILS

	Year	401(k) Matching Funds		Annual Auto Allowance		Income Associated to Life Insurance		Total Other Compensation
A. Thomas Bender	2005 2004 2003	$ $ $	-0- -0- -0-	$ $ $	7,200 7,200 7,200	$ $ $	8,636 7,112 3,309	$ $ $	15,836 14,312 10,509

Gregory A. Fryling	2005 2004 2003	$ $ $	2,000 1,400 1,200	$ $ $	6,000 6,000 6,000	$ $ $	834 623 359	$ $ $	8,834 8,023 7,559

Carol R. Kaufman	2005 2004 2003	$ $ $	2,000 1,400 1,200	$ $ $	7,200 7,200 7,200	$ $ $	1,161 989 488	$ $ $	10,361 9,589 8,888

Steven M. Neil	2005		$2,000		$6,000		$771		$8,771

Robert S. Weiss	2005 2004 2003	$ $ $	2,000 1,400 1,200	$ $ $	7,200 7,200 7,200	$ $ $	1,849 1,552 1,431	$ $ $	11,049 10,152 9,831

RETIREMENT INCOME PLAN

The Company’s Retirement Income Plan (the “Plan”) was adopted in December 1983. The majority of the Company’s U.S. employees who work at least 1,000 hours per year are covered by the Plan. For services performed after December 31, 1988, members are entitled to an annual retirement benefit equal to .6% of base annual compensation up to $10,000 and 1.2% of base annual compensation which exceeds $10,000 but is not in excess of the applicable annual maximum compensation permitted to be taken into account under Internal Revenue Service guidelines for each year of service. For service prior to January 1, 1989, members are entitled to an annual retirement benefit equal to .75% of base annual compensation up to the Social Security Wage Base in effect that year and 1.5% of base annual compensation in excess of the Social Security Wage Base for each year of service.

The estimated annual benefits payable under this Plan upon retirement (at the normal retirement age of 65) are as follows:

Officer	Estimated Annual Payable Benefits
A. Thomas Bender	$24,876
Robert S. Weiss	$60,498
Gregory A. Fryling	$64,172
Carol R. Kaufman	$42,168
Steven M. Neil(1)	$-0-

(1)	Mr. Neil joined the Company in 2005 and has not yet accrued any benefits payable under this Plan.

CONTRACTS

The Company, either directly or through one of its subsidiaries, is party to employment agreements with A. Thomas Bender, Robert S. Weiss, Gregory A. Fryling and Carol R. Kaufman. The agreements with Messrs. Bender, Weiss and Fryling provide that if (i) the Company terminates the employee without Cause or (ii) the employee terminates his employment for Good Reason or following a Change of Control (as each term is defined in the respective agreements), the Company will pay Mr. Bender 200%, Mr. Weiss 150% and Mr. Fryling 100% of his annual base salary, except that Mr. Weiss’ payment would be reduced to 100% if the termination arises out of a Change of Control. In addition, they would receive a pro-rata share of any amounts that would have been payable to each of them under the Company’s Incentive Payment Plan. All of the agreements provide that these employees would continue to participate in the Company’s various insurance plans for periods ranging from twelve to twenty-four months. The agreement with Ms. Kaufman provides for her to receive a payment equal to 100% of her annual base salary in the event that her employment is terminated in the 90-day period following a Change of Control (as defined in the agreement). All of the agreements provide that these employees would continue to participate in the Company’s various insurance plans for periods ranging from twelve to twenty-four months.

OPTION GRANTS IN FISCAL YEAR ENDED OCTOBER 31, 2005

	Options Granted		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price Per Share		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
Name								5%($)		10%($)
A. Thomas Bender	66,000	(2)	5%			$67.65	10/26/15		$2,807,952		$7,115,901
Gregory A. Fryling	44,500 49,500	(3) (2)	4 4	% %	$ $	68.78 67.65	12/13/14 10/26/15	$ $	1,924,864 2,105,964	$ $	4,877,983 5,336,926
Carol R. Kaufman	35,500	(2)	3%			$67.65	10/26/15		$1,510,338		$3,827,492
Steven M. Neil	30,000 40,000	(4) (2)	2 3	% %	$ $	73.40 67.65	01/24/15 10/26/15	$ $	1,384,826 1,701,789	$ $	3,509,421 4,312,667
Robert S. Weiss	54,000	(2)	4%			$67.65	10/26/15		$2,297,415		$5,822,101

(1)	The dollar amounts under these columns are the results of calculations at the 5% and 10% annual appreciation rates set by the SEC for illustrative purposes and are not intended to forecast future financial performance or possible future appreciation in the price of the Company’s common stock. Stockholders are cautioned against drawing any conclusions from the appreciation data shown, aside from the fact that optionees will only realize value from option grants if the price of the Company’s common stock appreciates, which would benefit all stockholders commensurately.

(2)	The option will become exercisable when the average Fair Market Value (“FMV”) of a share of common stock of the Company during any 30 consecutive calendar day period achieves certain targets, commencing on the date the target price is achieved, and within specified timeframes, as follows: (a) one-fourth shall vest when the average FMV of the Company’s stock achieves $75.77, but shall not become exercisable earlier than May 1, 2006, and then only if the employee is still employed by the Company; (b) one-fourth shall vest when the average FMV of the Company’s stock achieves $81.18, but shall not become exercisable earlier than May 1, 2007, and then only if the employee is still employed by the Company; (c) one-fourth shall vest when the average FMV of the Company’s stock achieves $87.95, but shall not become exercisable earlier than May 1, 2008, and then only if the employee is still employed by the Company; and (d) one-fourth shall vest when the average FMV of the Company’s stock achieves $94.71, but shall not become exercisable earlier than May 1, 2009, and then only if the employee is still employed by the Company. All options not otherwise vesting pursuant to the above timetable shall become exercisable on October 27, 2010.

(3)

Mr. Fryling was not granted options during the fiscal year ended October 31, 2004. The information provided in this table reflects his annual grant which was made on December 14, 2004. The option will become exercisable when the average Fair Market Value (“FMV”) of a share of common stock of the Company during any 30 consecutive calendar day period achieves certain targets, commencing on the date the target price is achieved, and within specified timeframes, as follows: (a) one-fourth shall vest when the average FMV of the Company’s stock achieves $77.03, but shall not become exercisable earlier than June 15, 2005, and then only if the employee is still employed by the Company; (b) one-fourth shall vest when the average FMV of the Company’s stock achieves $82.54, but shall not become exercisable earlier than June 15, 2006, and then only if the employee is still employed by the Company; (c) one-fourth shall vest when the average FMV of the Company’s stock achieves $89.41, but shall not become exercisable earlier than June 15, 2007, and then only if the employee is still employed by the Company; and (d) one-fourth shall vest when the average FMV of the Company’s stock achieves $96.29, but shall not become exercisable earlier than June 18, 2008, and then only if the employee is still employed by the Company. All options not otherwise vesting pursuant to the above timetable shall become exercisable on December 13, 2009.

(4)	Mr. Neil was granted these options when he joined the Company in January 2005 following the acquisition of Ocular Sciences. The option will become exercisable when the average Fair Market Value (“FMV”) of a share of common stock of the Company during any 30 consecutive calendar day period achieves certain targets, commencing on the date the target price is achieved, and within specified timeframes, as follows: (a) one-fourth shall vest when the average FMV of the Company’s stock achieves $82.21, but shall not become exercisable earlier than July 26, 2005, and then only if the employee is still employed by the Company; (b) one-fourth shall vest when the average FMV of the Company’s stock achieves $88.08, but shall not become exercisable earlier than July 26, 2006, and then only if the employee is still employed by the Company; (c) one-fourth shall vest when the average FMV of the Company’s stock achieves $95.42, but shall not become exercisable earlier than July 26, 2007, and then only if the employee is still employed by the Company; and (d) one-fourth shall vest when the average FMV of the Company’s stock achieves $102.76, but shall not become exercisable earlier than July 28, 2008, and then only if the employee is still employed by the Company. All options not otherwise vesting pursuant to the above timetable shall become exercisable on January 24, 2010.

AGGREGATE OPTION EXERCISES IN FISCAL YEAR ENDED

OCTOBER 31, 2005 AND FISCAL YEAR-END OPTION VALUES

	Shares Acquired on Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-the-Money Options at Fiscal Year End(2)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
A. Thomas Bender	246,000	$11,790,386	215,500	248,500	$8,238,560	$4,214,160
Gregory A. Fryling	75,861	$3,458,017	46,987	111,264	$1,305,339	$910,185
Carol R. Kaufman	72,000	$4,240,440	138,625	84,875	$4,844,855	$669,880
Steven M. Neil	-0-	$-0-	7,500	62,500	$0	$30,800
Robert S. Weiss	84,000	$4,481,400	344,500	121,500	$13,655,360	$770,040

(1)	Represents the difference between the exercise price of the exercised stock option and the fair market value of the shares subject to the option on the date of exercise.

(2)	Represents the difference between the exercise price of the outstanding stock option and the fair market value of the shares subject to the option as of October 31, 2005. Amounts represent only those options for which the fair market value on October 31, 2005 exceeds the exercise price of the option (“in-the-money options”).

(3)	The fair market value is based on $68.42 per share, which is the average of the high and low trading prices of our common stock on the NYSE as reported on http://finance.yahoo.com on October 31, 2005.

REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE

Scope of the Committee; Members

The Company’s Organization and Compensation Committee (the “Compensation Committee”) is comprised of four directors, all of whom have been determined by the Board to be independent as defined by the NYSE. The Compensation Committee operates under a written charter adopted by the Board of Directors. A copy of the charter is available on the Company’s website at http://www.coopercos.com or to any stockholder otherwise requesting a copy. The members of the Compensation Committee are Messrs. Kalkstein (Chairman), Fruth and Press, and Dr. Rubenstein.

Pursuant to its charter, the Compensation Committee reviews and approves the Company’s overall compensation strategy, the selection of an appropriate peer group for compensation comparisons, and the terms of each executive compensation and bonus plan in effect and the aggregate amounts that can be awarded thereunder each year. The Compensation Committee is specifically responsible for reviewing and approving all aspects of the compensation paid to the Company’s Chief Executive Officer, the four other most highly paid executive officers and any other employees identified as Section 16(a) reporting persons, all salaries and salary increases for executives whose annual base salary is $300,000 or greater and all agreements providing for the payment of benefits following a change of control of the Company or severance following a termination of employment. In addition, the Compensation Committee reviews all aspects of director compensation and makes recommendations to the Board. (For further discussion of compensation paid to directors, see the section titled “Compensation of Directors” on page 6.) The Compensation Committee also administers the Company’s Long Term Incentive Plans, which govern the distribution of long term incentive awards, including stock options and restricted stock, to directors and employees, and annually reviews and makes recommendations to the Board regarding the aggregate amount and types of awards, if any, to be made during each fiscal year.

With respect to all of the Compensation Committee’s compensation decisions described in this report, the Compensation Committee also reviewed, considered and evaluated the information, advice and opinions of an independent compensation consultant who is retained by the Compensation Committee who does no other work for the Company and who takes direction only from, and reports only to, the Compensation Committee. Based on consideration of this advice, and their own independent review, the Compensation Committee feels that all elements of executive and director compensation, as disclosed in this report, are reasonable and appropriate.

Compensation Policy and Philosophy

The Company’s executive compensation programs are designed to provide, attract, motivate, and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs support the goal of increasing stockholder value in the Company by achieving specific financial and strategic objectives.

The Company’s executive compensation programs are designed to provide:

•	levels of base compensation that are competitive geographically and with comparable companies;

•	annual incentive compensation that varies in a consistent manner with the achievement of individual objectives and financial performance results of the Company; and

•	long-term incentive compensation that focuses executive efforts on building stockholder value through meeting longer-term financial and strategic goals.

In designing and administering its executive compensation programs, the Company attempts to strike an appropriate balance among these various elements, each of which is discussed in greater detail below.

To ensure that compensation levels are reasonably competitive with market rates, the Company commissions an independent executive compensation consulting firm to conduct an annual survey of executive compensation in a defined group of companies which the Compensation Committee considers to be comparable to the Company for such purposes. The surveyed companies are selected from publicly traded firms operating in the United States based on: (i) similarity of their product lines to those of the Company; (ii) comparability to the Company based on size, as measured through annual revenue, market capitalization and other financial measures of organizational scope and complexity; (iii) the competitive market for executive talent. In determining compensation levels and mix, the Compensation Committee has regression analyses performed on the selected comparable companies, by its independent consultant, in order to fairly assess the comparability of the compensation utilized by companies of varying sizes. The Compensation Committee also considers and reviews information from proxy statements and general industry survey information of companies that the Compensation Committee views as being comparable. The Compensation Committee also uses tally sheets to review the total compensation package that will be provided to each executive, including the value of long-term awards, bonuses and perquisites.

Base Salary

The level of annual compensation for individual executives is based upon a number of factors. The Compensation Committee considers a combination of the individual executive’s performance and the performance of the Company and the individual business or corporate function that the executive is responsible for, the nature and importance of the position and role within the Company, the scope of the executive’s responsibility, internal relationships or comparisons, and the current compensation package in place for that executive.

The Compensation Committee also considers other published compensation survey data covering the contact lens and medical device sectors, and industry in general, to assess whether the salary ranges in place for its executives are competitive. Increases in an executive’s annual base salary are dependent on his or her performance and responsibility level, and on competitive market changes and conditions.

The Compensation Committee generally evaluates salaries annually. Mid-year salary increases are granted based on very special circumstances, such as a change in job title or description, or other material event. In 2005, the Compensation Committee also approved mid-year salary increases to certain executives in connection with the acquisition of Ocular Sciences. In evaluating executive compensation, the Compensation Committee was advised by its independent consultant (prior to the announcement of audited fiscal results) that the Company’s executive base salaries were substantially lower than executive base salaries paid by comparable companies. In part, this advice was due to the operating results of the Company and the increased size and complexity of the business as a result of the Ocular Sciences acquisition. For the fiscal year 2006, based in part on consultation with, and the advice of, its independent compensation consultant, and in part upon the Compensation Committee’s own assessment of the information and factors described above, the Compensation Committee determined that it should generally attempt to position base salaries close to the industry median levels—which is higher than they have been, on a similarly relative basis, in prior years. This decision resulted in an increase of certain executives’ base salaries by a higher percentage than it had in prior years. Significant factors in making this decision were (a) the operating results of the Company, and (b) the increased size and complexity of the business as a result of the Ocular Sciences acquisition and the acquisitions by CooperSurgical. As a result, for 2006, the Compensation Committee decided to increase salaries for the named executives in two phases, at the beginning of the 2006 fiscal year and again at mid-year.

Information regarding base salaries paid to named executives for the past three fiscal years is included in the Summary Compensation Table on page 16.

Annual Bonus

Annual bonuses are awarded to executives under the Company’s Incentive Payment Plan (the “IPP”). In keeping with the goal of enhancing the Company’s profitability and continuing to build stockholder value, these plans are designed to reward achievement of key performance targets, which the Compensation Committee believes lead to growth in stockholder value, as well as to reward performance and service to the Company.

The Compensation Committee meets with senior management to review and approve the terms of the IPP, including setting performance criteria tied to the performance of the business and determining participation eligibility. Participation levels under the Company’s 2005 IPP were set at percentages of base salaries previously assigned to designated positions within the corporate organization. For 2005, the Compensation Committee set IPP targets for designated positions beginning at 10% and ranging from 45% to 50% for named executive officers (excluding the Chief Executive Officer), making a greater portion of the compensation of named executive officers “at risk” and tied to the Company’s performance. For 2006, IPP targets for designated positions will begin at 10% and range from 50% to 65% for named executive officers (excluding the Chief Executive Officer). IPP awards are paid with respect to each fiscal year when the operating business’ or the Company’s consolidated results (depending upon the executive’s employer) meet specified performance targets.

In making awards under the 2005 IPP, the Compensation Committee gave primary consideration to the performance of the Company or the operating business for which the executive worked. In fiscal 2005, the Compensation Committee tied performance targets for executives employed by an operating business to the attainment by that business of specified levels of net revenue, operating income and cash flow. For executives employed by the Company, performance targets were tied to the attainment of certain levels of consolidated net revenue, net income and cash flow. In addition, recommendations as to whether, and at what level, to award the discretionary portion of each participant’s award were made by his or her division head or the Chief Executive Officer after an assessment of each individual’s performance. In the case of the five most highly paid executive officers and any other executives determined to have Section 16 reporting status, such decisions were made by the Compensation Committee, following an assessment of each individual’s performance. For 2005, 30% of the value of awards under the 2005 IPP were tied to meeting specified levels of net revenue, operating income and cash flow while the remaining 70% was allocated at the Compensation Committee’s discretion. For the 2006 IPP, 75% of the value of awards will be tied to meeting specified levels of net revenue, operating income and cash flow while the remaining 25% will be allocated at the Compensation Committee’s discretion. This significant shift towards more objective compensation factors is primarily due to the objective of tying executive bonuses more closely to quantitative performance results of the Company as determined by formula.

Based on performance of the Company’s stock in fiscal year 2005 and the Company not reaching its published financial guidance for the year, the Committee decided to limit the bonuses paid to Messrs. Bender and Weiss to the non-discretionary portion of their bonuses, and to award them no discretionary bonuses; similarly the Committee decided to reduce the discretionary portion of bonuses for the three other named executive officers, awarding each of them a total bonus of approximately 71% of their respective 2005 IPP target percentages. Information regarding the amount of bonus compensation paid to named executives under the Company’s IPP for the past three fiscal years is included in the Summary Compensation Table on page 16.

Long Term Incentive Awards

Long-term incentive awards are designed to:

•	focus attention on building sustained stockholder value through meeting longer-term financial and strategic goals;

•	link management’s financial success to that of the stockholders via equity plan participation of key Company employees;

•	balance long-term with short-term focus and decision making; and

•	encourage and create executive ownership of our stock.

Long-term incentive awards to executives are made under the Company’s Amended and Restated 2001 Long-Term Incentive Plan (“2001 LTIP”), as amended. The Compensation Committee annually submits a recommendation to the Board regarding whether awards should be made for the fiscal year, and if so, the aggregate amount of those awards. The total number of shares utilized is taken into account when considering the potential Company profit and loss amounts or accounting cost and the overall effects of shareholder dilution. Annual awards are generally made at the end of each year to individuals by the Compensation Committee based on recommendations submitted to the Compensation Committee by the Company’s Chief Executive Officer or, with respect to awards to the Chief Executive Officer and the four other most highly compensated executives, by the Compensation Committee, based on his or her contribution to the success of the Company, taking into consideration competitive grant levels and total options granted as a percentage of shares outstanding. Additional option grants may be made throughout the year at the discretion of the Compensation Committee. Such grants are generally made to new employees or in recognition of outstanding accomplishments or changes in job responsibilities. Each grant is designed to align the interests of the executives with those of the stockholders. In fiscal 2005, all awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company’s common stock on the date of grant. The exercisability and future value of these options is directly linked to increases in the price of the Company’s common stock and the passage of time (generally requiring employees to remain employed by the Company in order to receive their awards), thereby linking long-term compensation to both increased stockholder value and continuing service to the Company.

In addition to annual stock option grants made in October 2005, grants were made by the Compensation Committee in January 2005 to new employees and certain Section 16 reporting executives, including Eugene J. Midlock and Steven M. Neil, in connection with the acquisition of Ocular Sciences, Inc. Grants were also made to new employees in February and May 2005. These awards consisted of grants of stock options having exercise prices equal to 100% of the fair market value of the Company’s stock on the date of grant. The exercisability and future value of these options is directly linked to increases in the price of the Company’s common stock and the passage of time (generally requiring employees to remain employed by the Company in order to receive their awards), thereby linking long-term compensation to both increased stockholder value and continuing service to the Company.

Stock option grants to named executives are detailed in Executive Compensation—Option Grants in Fiscal Year Ended October 31, 2005 on page 18.

Other Executive Compensation

The Chief Executive Officer and the other four most highly compensated executives also receive some non-salary based compensation, as specified in the Summary Compensation Table on page 16. Such additional compensation is generally provided in accordance with benefit plans available to most employees, such as life insurance and matching contributions to 401(k) retirement accounts, and in all cases is reviewed by the Compensation Committee and taken into consideration when reviewing overall executive compensation.

CEO Compensation for Fiscal 2005

Mr. Bender’s base salary of $600,000 represents his salary for serving as the Company’s President and Chief Executive Officer. This salary is set by the Compensation Committee and is based on the Compensation Committee’s review of both current salaries within comparable companies and Mr. Bender’s individual performance. Based on a comparison of CEO compensation at comparable companies and the recommendation of its consultant, the Compensation Committee has set Mr. Bender’s 2006 base salary at $700,000, effective November 1, 2005, with an increase to $750,000 to be effective May 1, 2006. Given Mr. Bender’s demonstrated leadership, skills, expanded responsibilities following the acquisition of Ocular Sciences and contribution to the growth of the Company, the Compensation Committee feels that his compensation as President and Chief Executive Officer is fair and reasonable.

Mr. Bender’s 2005 bonus consisted of $99,000 paid under the 2005 IPP. Mr. Bender was eligible to participate in the 2005 IPP at a level equal to 55% of the $600,000 salary paid to him in fiscal 2005, with such level subject to increase or decrease depending on achievement of certain specified financial targets. For 2006, Mr. Bender’s IPP participation level will equal 75% of his 2006 base salary. The determination of Mr. Bender’s actual 2005 IPP payment depended upon both the Company’s ability to meet targeted consolidated net revenue, net income and cash flow levels and on the Compensation Committee’s discretion. As indicated above, the Committee decided not to award Mr. Bender any of his potential discretionary bonus under the 2005 IPP, and thereby limited his bonus to only the achieved non-discretionary portion. Based solely on the Company’s financial performance, Mr. Bender was thus entitled to receive a bonus of $99,000.

In addition to his annual salary and bonus for 2005, Mr. Bender was awarded a grant of 66,000 stock options on October 27, 2005 at an exercise price of $67.65. These options shall vest and become exercisable upon achievement of certain stock performance criteria and holding periods designated in the option agreement. The terms of this grant are detailed in Executive Compensation—Option Grants in Fiscal Year Ended October 31, 2005 on page 18.

Stock Ownership Requirements

Beginning in fiscal 2006, the Compensation Committee implemented guidelines regarding executive officer stock ownership for the Company’s top five most highly compensated executives. Under these guidelines, the Chief Executive Officer should hold a combination of stock and in-the-money options equal in value to five times his base salary. Other executive officers should hold a combination of stock and in-the-money options equal in value to two or three times their base salary, depending on the officer’s position. The Chief Executive Officer has 3 years to meet the full target, provided that he should meet at least one-third of the total target amount per year, and the other executives have either three or five years to meet their targets, provided that they should meet at least one-third or one-fifth of their target amount per year, depending on their position. For the purpose of meeting the guidelines, each executive must hold no less than one-half the required value in unrestricted stock; the balance of the required value (as measured from time to time) may be held in options as long as the options are vested and “in-the-money.”

Tax Considerations

Section 162(m) of the Internal Revenue Code of 1986, as amended, generally provides that publicly held companies may not deduct compensation paid to certain of its top executive officers to the extent such compensation exceeds $1 million per officer in any year. However, pursuant to regulations issued by the Treasury Department, certain limited exemptions to Section 162(m) apply with respect to “qualified performance-based compensation.” The Company’s 2001 LTIP was designed to assure that any compensation deemed paid in connection with the exercise of stock options granted under that plan will qualify as performance-based compensation. The Compensation Committee intends that awards made under the 2001 LTIP will be eligible for the performance-based exception and eligible as a federal income tax deduction for the Company.

Generally, the Committee desires to maintain the tax deductibility of the compensation for executive officers to the extent it is feasible and consistent with the objectives of the Company’s compensation programs. The Committee considers ways to maximize the deductibility of executive compensation, but intends to retain the discretion it deems necessary to compensate executive officers in a manner commensurate with performance and the competitive environment for executive talent. Accordingly the Committee may pay compensation which may not be deductible by reason of Section 162(m).

Compensation Committee Actions

The Compensation Committee held nine regular meetings in 2005 as well as many interim discussions. The following summarizes the Compensation Committee’s major activities in 2005:

•	Evaluated Chief Executive Officer’s performance.

•	Reviewed and approved the list of comparable companies for purposes of executive compensation comparisons.

•	Reviewed and determined 2006 salary increases for each corporate officer based on the officer’s performance.

•	Reviewed and determined 2006 compensation changes for the Non-Employee Directors based on comparable companies and the advice of the Compensation Committee’s independent consultant.

•	Determined 2005 management bonus awards for corporate officers under the 2005 IPP based on assessment of their performance against objectives.

•	Approved the 2006 IPP.

•	Reviewed and recommended 2005 stock option awards for executive officers as well as the stock option award ranges for other participants.

•	Reviewed management development and succession plans.

•	Recommended the election of corporate officers and the designation of executive officers covered under Section 16 of the Exchange Act of 1934.

•	Redesigned the 2006 IPP to tie a greater portion of awards to the Company’s objective goals and to reduce the discretionary component of awards.

•	Completed a self-evaluation of the Compensation Committee.

•	Designed and recommended an executive stock ownership policy.

•	Approved additional compensation and mid-year salary increases in connection with the acquisition of Ocular Sciences.

•	Reviewed executive and director compensation benchmarking data and other compensation developments.

•	Reviewed the Compensation Committee’s charter for compliance with various legislative and regulatory developments.

THE ORGANIZATION AND COMPENSATION COMMITTEE

MICHAEL H. KALKSTEIN (CHAIRMAN)

DONALD PRESS

JOHN D. FRUTH

ALLAN E. RUBENSTEIN, M.D.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is comprised of four directors, all of whom have been determined to be independent by the Board as defined by the NYSE and the SEC. The Committee operates under a written charter adopted by the Board of Directors. A copy of the Committee’s charter is available on the Company’s website at http://www.coopercos.com or to any stockholder otherwise requesting a copy.

The members of the Audit Committee are Messrs. Rosenberg (Chairman), Cummins and Kalkstein, and Dr. Zinberg. The Board has determined that all members of the Committee are financially literate as required by the NYSE. The Board has also determined that Mr. Rosenberg meets the qualifications of an audit committee financial expert as defined by the SEC.

The primary function of the Audit Committee is to provide advice with respect to the Company’s financial matters and to assist the Board of Directors in fulfilling its oversight responsibilities regarding (i) the quality and integrity of the Company’s financial statements, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the qualifications and independence of the independent accounting firm serving as auditors of the Company and (iv) the performance of the Company’s internal audit function and the independent auditors. The Audit Committee’s primary duties and responsibilities relate to:

a.	Maintenance by management of the reliability and integrity of the accounting policies and financial reporting and financial disclosure practices of the Company;

b.	Establishment and maintenance by management of processes to assure that an adequate system of internal controls is functioning within the Company; and

c.	Engagement, retention and termination of the independent auditors.

Management is responsible for the Company’s internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. In this context, the Audit Committee has met and held discussions with Management and KPMG regarding the fair and complete presentation of the Company’s results and the assessment of the Company’s internal control over financial reporting.

The Audit Committee held 10 meetings during fiscal 2005, including regular meetings in conjunction with the close of each fiscal quarter during which the Audit Committee reviewed and discussed the Company’s financial statements with management and KPMG LLP (“KPMG”), its independent auditors. These Audit Committee meetings included, when appropriate, executive sessions with KPMG and without the presence of Management.

The Audit Committee reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2005 with the Company’s management and KPMG, and management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with KPMG matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61 (Communication with Audit Committees) as amended by SAS No. 91.

The Audit Committee also reviewed and discussed processes and procedures with Management, internal audit personnel and the Company’s independent auditors associated with the Company’s assessment of internal controls over financial reporting as required under Section 404 of the Sarbanes-Oxley Act of 2002, including Management’s assessment of such controls. Management concluded, and the Audit Committee agreed, that during fiscal 2005 there existed three material weaknesses in internal controls over financial reporting, two of which were remediated and one of which remained outstanding as of October 31, 2005. Reference is made to Item 9A, Controls and Procedures, in the

Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the year ended October 31, 2005, and to Item 4 of the Company’s quarterly reports on Form 10-Q/A for the quarters ended January 31, 2005, April 30, 2005 and July 31, 2005 for further discussion of controls and procedures.

The Audit Committee maintains policies and procedures for the pre-approval of work performed by the independent auditors. Under the Audit Committee’s charter, all auditor engagements must be approved in advance by the Audit Committee. All engagements with estimated fees above $150,000 require consideration and approval by the full Audit Committee. The Chair of the Audit Committee shall have and may exercise authority to approve all engagements on behalf of the Audit Committee where the fees are estimated to be below $150,000. Management recommendations will be considered in connection with such engagements, but management will have no authority to approve engagements.

The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), and the Audit Committee discussed with KPMG their independence from the Company. It considered the non-audit services provided by KPMG and determined that the services provided are compatible with maintaining KPMG’s independence. The Audit Committee or its Chair approved 100% of all audit, audit related, tax and other services provided by KPMG for the fiscal year ended October 31, 2005. The total fees paid or payable to KPMG for the last two fiscal years are as follows:

	Fiscal Year Ended October 31, 2005		Fiscal Year Ended October 31, 2004
Audit Fees	$4,510,530	(1)(2)	$1,066,500
Audit Related Fees: Professional services rendered for employee benefit plan audits, accounting assistance in connection with acquisitions and consultations related to financial accounting and reporting standards	$0		$63,800
Tax Fees	$138,558	(2)	$273,400
All Other Fees: Professional services rendered for corporate secretarial support	$0		$0

(1)	Includes $2.2 million of fees related to KPMG’s audit of internal controls performed pursuant to Section 404 of the Sarbanes-Oxley Act of 2002.
(2)	In addition to the fees disclosed above, the Company paid $656,500 to KPMG for statutory audits related to subsidiaries of Ocular Sciences, Inc. for their 2004 fiscal year.

Based on the Audit Committee’s discussions with management and the independent auditors, the Audit Committee’s review of the representation of management and the report of the independent auditors to the Audit Committee, the Audit Committee recommended to the Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2005 for filing with the SEC.

THE AUDIT COMMITTEE

STEVEN ROSENBERG (CHAIRMAN)

EDGAR J. CUMMINS

MICHAEL H. KALKSTEIN

STANLEY ZINBERG, M.D.

PERFORMANCE GRAPH

The following graph compares the cumulative total return on the Company’s common stock with the cumulative total return of the Standard & Poor’s SmallCap 600 Stock Index (which includes the Company) and the Standard & Poor’s Health Care Equipment Index for the five-year period ended October 31, 2005. The graph assumes that the value of the investment in the Company and in each index was $100 on October 31, 2000 and assumes that all dividends were reinvested.

COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN

	The Cooper Companies, Inc.	S&P SmallCap 600	S&P Health Care
10/31/00	100	100	100
10/31/01	134	94	85
10/31/02	149	90	82
10/31/03	244	120	104
10/31/04	396	140	122
10/31/05	388	162	123

*	$100 invested on 10/31/00 in stock or index-including reinvestment of dividends. Fiscal year ending October 31.

Copyright © 2002, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved. www.researchdatagroup.com/S&P.htm

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF AUDITORS

The Audit Committee has retained the firm of KPMG LLP, independent certified public accountants, to audit and opine upon the consolidated financial statements of the Company for the fiscal year ending October 31, 2006, such appointment to continue at the pleasure of the Audit Committee and to be presented to the stockholders for ratification. KPMG LLP has served as auditors of the Company since the Company’s incorporation in 1980. The stockholders are asked to ratify such appointment.

The Board of Directors expects that one or more representatives of KPMG LLP will be present at the Annual Meeting and will be provided an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Board of Directors unanimously recommends a vote FOR the ratification of KPMG LLP as the Company’s independent certified public accountants.

Ratification of KPMG LLP as the Company’s independent certified public accountants requires the affirmative vote of the majority of the outstanding shares of common stock, present in person or by proxy, and entitled to vote on this matter at the Annual Meeting.

PROPOSAL 3 — APPROVAL OF THE SECOND AMENDED AND RESTATED 2001 LONG TERM INCENTIVE PLAN

General

The Amended and Restated 2001 Long-Term Incentive Plan (the “2001 Plan”), was adopted by the Company’s Board of Directors (“the Board”) on December 16, 2003 and approved by the stockholders of the Company on March 23, 2004. The 2001 Plan was subsequently amended by the Board on December 9, 2005 to allow for the transferability of options on a limited basis for estate planning purposes, as discussed further below in the 2001 Plan summary.

The 2001 Plan generally provides for awards of stock options, restricted stock and stock appreciation rights, for up to 4,950,000 shares, of which up to 250,000 may be granted as restricted stock awards, through December 31, 2006.

The Board is recommending the approval of the Second Amended and Restated 2001 Long-Term Incentive Plan, which would amend the 2001 Plan to (i) increase the number of shares subject to the Plan by 600,000 to a total of 5,550,000, and (ii) amend the plan to increase the number of shares that may be granted as restricted stock awards by 150,000 to a total of 400,000 shares to be used in grants of restricted stock awards.

Purpose

The Board believes that the proposed amendment to the 2001 Plan, by assuring sufficient available shares and providing flexibility in the types of awards available, provides the Company with the necessary equity award opportunities to attract, retain, and motivate key employees of the Company and its subsidiaries and affiliates.

As it was adopted, the 2001 Plan allowed for up to 4,950,000 shares to be issued as stock options under the plan. As of December 31, 2005, 4,401,000 shares have been issued under the 2001 Plan, leaving 612,000 available for issuance. The Board feels that it is important to the Company’s profitability and increased stockholder value to be able to continue to offer these incentives. Therefore it is necessary to increase the available number of options to ensure that the number of shares available for option grants is not affected.

Summary

The full text of the Second Amended and Restated 2001 Long-Term Incentive Plan (“the Amended Plan”) is set forth in the attached Exhibit A. The following general description of certain features of the Amended Plan is qualified in its entirety by reference to Exhibit A.

Administration. The Amended Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company, as defined in Rule 16b-3 under the Exchange Act. As used herein, the term “the Committee” will refer to the above described committee or to the Board, as the case may be.

The Committee has full power to select, from among the officers, consultants and other key employees eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to any participants and to determine the specific terms of each grant, subject to the provisions of the Amended Plan.

Eligibility. Officers, consultants and other key employees of the Company and its subsidiaries and affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its subsidiaries and affiliates are eligible to be granted stock options, restricted stock and/or stock appreciation rights under the Amended Plan. At present, approximately 150 people are eligible to participate in the Amended Plan.

Shares subject to the Plan. If approved, the Amended Plan would authorize the Committee to grant to eligible participants of the Company and its subsidiaries and affiliates, through December 31, 2006, stock options and/or stock appreciation rights, for up to 5,550,000 shares of Common Stock, of which up to 400,000 shares may be granted as restricted stock awards, subject to adjustment for future stock splits, stock dividends and similar events. The maximum number of shares with respect to which an employee may be granted options under the Amended Plan during any fiscal year is 500,000 shares. The maximum number of shares which an employee may be granted as restricted stock under the Amended Plan during any fiscal year is 100,000 shares. Options and stock appreciation rights under the Amended Plan which expire unexercised or are forfeited are not counted in applying the aggregate share authorization described above.

Stock Options. The Amended Plan permits the granting of stock options that either qualify as incentive stock options under Section 422(b) of the Internal Revenue Code (“Incentive Stock Options” or “ISOs”) or do not so qualify (“Non-Qualified Stock Options” or “NQSOs”). The option exercise price for each share covered by an option shall be determined by the Committee, but shall be at least 100% of the Fair Market Value of a share of Common Stock as of the date of grant for both ISO and NQSO grants. The term of each option will be fixed by the Committee but may not exceed ten years from the date of grant. The Committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments, and the exercisability of options may be accelerated by the Committee.

On December 9, 2005, the Board amended the 2001 Plan to provide for the limited transferability of options. Under the Amended Plan, options are not transferable, other than for estate or tax planning purposes to trusts in which the participant has at least a 50% interest or foundations in which the participant controls the management of the assets, so long as such transfer is without consideration and the trust takes the option subject to the same restrictions as the participant. In addition, shares acquired upon exercise may not be transferred earlier than six months following the date the option was granted.

The option exercise price of options granted under the Amended Plan must be paid in full by cash, check, money order, wire transfer or other immediately payable instrument acceptable to the

Committee or, if the Committee so determines, by delivery of Common Stock, valued at Fair Market Value on the exercise date. The Company does not permit loans to employees to fund exercise of stock options.

As used herein, the term “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price, regular way, of the Common Stock on the New York Stock Exchange (“NYSE”) as reported on Yahoo! Finance at http://finance.yahoo.com or, if no such sale of Common Stock occurs on the NYSE on that date, the Fair Market Value of the Common Stock as determined by the Committee in good faith. Such closing price on January 31, 2006 was $55.43.

Under the Amended Plan, in the event of termination of employment or an optionee’s consultancy by reason of normal retirement at or after age 65, approved early retirement, long-term disability, or death, an option may thereafter be exercised (to the extent it was then exercisable) for a period of three years (or such shorter period as the Committee shall determine at grant), subject to the stated term of the option. If an optionee’s employment or consultancy is terminated by reason of normal retirement at or after age 65, approved early retirement or long-term disability and thereafter dies while the option is still exercisable, the option will in general be exercisable for twelve months (or such shorter period as the Committee shall determine at grant) following death, subject to the stated term of the option. The Committee may at or after the grant date provide for acceleration of the exercisability of options upon termination of employment or consultancy by reason of normal retirement, approved early retirement, disability or death.

If an optionee’s employment or consultancy terminates for any reason other than normal retirement at or after age 65, approved early retirement, disability or death, his options will thereupon terminate, except that if an optionee’s employment is involuntarily terminated without Cause as defined in the Amended Plan, his options may be exercised, to the extent then exercisable, for three months (unless otherwise determined by the Committee) following termination, subject to the stated term of the option.

The Amended Plan also permits the Committee at any time to offer to buy out, for a payment in cash or stock, an option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

To qualify as ISOs, options must meet additional Federal tax requirements. Under current law these requirements include limits on the value of ISOs that become exercisable annually with respect to any optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large stockholders.

Stock Appreciation Rights. The Committee may also grant non-transferable stock appreciation rights (“SARs”) separately or in conjunction with options. SARs granted in association with an option will entitle the holder upon exercise to receive an amount in any combination of cash or Common Stock (as determined by the Committee) equal in value to the excess of the Fair Market Value of the shares covered by such right over the aggregate exercise price of the related option for such shares. SARs awarded with no associated option will entitle the holder upon exercise to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a number of shares specified in the award at the date of exercise of the SARs over the Fair Market Value of such number of shares at the date of grant of the SARs. SARs granted in association with an option will terminate upon the termination or exercise of the related option and the exercise of SARs will result in the cancellation of the related option. SARs are counted in full against the number of shares remaining available for award under the Plan, regardless of the number of shares issued upon settlement.

Restricted Stock. The Committee may award shares of restricted Common Stock subject to certain conditions set forth in the Amended Plan and such other conditions and restrictions as the Committee may determine, which may include the attainment of performance goals, and the payment of a purchase price which shall be equal to or greater than par value. Prior to the lapse of restrictions on shares of restricted Common Stock, the participant will have all rights of a stockholder with respect to the shares, including voting and dividend rights, subject to the conditions and restrictions generally applicable to restricted Common Stock or specifically set forth in the participant’s restricted stock award agreement. A recipient of restricted Common Stock must enter into a restricted stock award agreement with the Company, in such form as the Committee determines, setting forth the restrictions to which the shares are subject and the date or dates on which the restrictions will lapse. The Committee may permit such restrictions to lapse in installments within the restricted period or may accelerate the removal of restrictions or waive such restrictions at any time.

Under the Amended Plan shares of restricted Common Stock are non-transferable other than for estate or tax planning purposes to trusts in which the participant has at least a 50% interest or foundations in which the participant controls the management of the assets, so long as such transfer is without consideration and the trust takes the restricted shares subject to the same restrictions as the participant.

If a participant who holds shares of restricted Common Stock terminated employment or his consultancy for any reason (including death) prior to the lapse or waiver of the restrictions, the Company, subject to the terms of the restricted stock award agreement, will have the right to require the forfeiture of the shares in exchange for the amount which the participant paid for them.

Adjustment for Stock Dividends, Mergers, etc. The Committee is authorized to make appropriate substitution or adjustments in connection with outstanding awards under the Amended Plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or similar event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Common Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any outstanding award under the Amended Plan shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such award had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such award (including any such award which under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

Amendment and Termination. The Board may amend, alter or discontinue the Amended Plan at any time, but such amendment, alteration or discontinuation shall not adversely affect any outstanding award without the consent of each affected participant. In addition, the Board may not, without the prior approval of the stockholders, make any amendment which would (a) increase the number of shares reserved for grants under the Amended Plan, (b) change the class of employees eligible to receive awards (c) extend the maximum term for awards, or (d) otherwise materially alter the terms of the Amended Plan. The Committee may amend the terms of any award or option theretofore granted, retroactively or prospectively, but no such amendment shall impair the rights of the holder of any award without the holder’s consent. The Committee may accelerate any award or option or waive any conditions or restrictions pertaining to such award or option at any time. No award may be repriced or regranted through cancellation, or modified without stockholder approval (except in connection with a change in the Company’s capitalization), if the effect would be to reduce the exercise price for the shares underlying such award.

Federal Income Tax Aspects:

THE TAX CONSEQUENCES OF THE AMENDED PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL TAX PRINCIPLES APPLICABLE TO THE AMENDED PLAN, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE,

LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Incentive Stock Options. No taxable income is realized by the optionee upon the grant or exercise of an ISO. If Common Stock is issued to an optionee pursuant to the exercise of an ISO, and if no disqualifying disposition of such shares is made by such optionee within two years after the date of grant or within one year after the transfer of such shares to such optionee, then (a) upon sale of such shares, any amount realized in excess of the option price will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (b) no deduction will be allowed to the Company or the subsidiary employing the optionee for federal income tax purposes. The exercise of an ISO will give rise to an item of adjustment that may result in alternative minimum tax liability for the optionee.

If Common Stock acquired upon the exercise of an ISO is disposed of prior to the expiration of either holding period described above, generally (a) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the Fair Market Value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares and (b) the Company or the subsidiary employing the optionee will be entitled to deduct such amount. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the Company.

Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the optionee’s employment, the option will generally be taxed as a Non-Qualified Stock Option.

Non-Qualified Stock Options. With respect to Non-Qualified Stock Options, (a) no income is realized by the optionee at the time the option is granted; (b) generally, at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price paid for the shares and the Fair Market Value of the shares on the date of exercise, and the Company or the subsidiary employing the optionee is entitled to a tax deduction in the same amount; and (c) at disposition, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock. A recipient of shares of restricted Common Stock will not realize any income when the rights to acquire the shares of restricted Common Stock are granted to him or when the certificates for the stock themselves are registered in his name. The recipient will realize ordinary income as and when the shares are transferable or no longer subject to a substantial risk of forfeiture in an amount equal to the difference between the Fair Market Value of the shares as of such date and the price, if any, he paid for such shares. Alternatively, the recipient can file a written election with the Internal Revenue Service pursuant to Section 83(b) of the Internal Revenue Code, no more than 30 days after the certificates for the stock are issued, to be taxed as of the date of issuance on the difference between the then Fair Market Value of the shares of restricted Common Stock and the price the recipient paid for such shares.

Once the recipient has realized ordinary income with respect to the shares, any subsequent increase in the value of the shares generally will be taxed when the shares are sold, as long-term or short-term capital gain, depending on how long the shares are held. The recipient’s holding period with respect to the shares of restricted Common Stock will begin on the date he realizes ordinary income with respect to the shares, and the basis in the shares will be equal to their then Fair Market Value. The Company or the subsidiary employing the recipient will be entitled to a tax deduction when, and to the extent, ordinary income is realized by the recipient with respect to such shares.

Other Information. The amount of additional grants that may be made in fiscal year 2006 under the Amended Plan cannot be determined. The following table lists the grants that have been made to the individuals or groups identified below under the 2001 Plan for fiscal year 2005:

NEW PLAN BENEFITS

Second Amended and Restated 2001 Long-Term Incentive Plan

Name and Position	Year of Grant	Dollar Value(1)			Number of Shares
A. Thomas Bender President and Chief Executive Officer	2005		$67.65		66,000
Robert S. Weiss Executive Vice President and Chief Operating Officer	2005		$67.65		54,000
Gregory A. Fryling Chief Operating Officer of CooperVision, Inc.	2005 2005	$ $	68.78 67.65		44,500 49,500
Carol R. Kaufman Sr. Vice President of Legal Affairs, Secretary, and Chief Administrative Officer	2005		$67.65		35,500
Steven M. Neil Vice President & Chief Financial Officer and Acting Treasurer	2005 2005	$ $	73.40 67.65		30,000 40,000
All current executive officers	2005		$68.69	(2)	643,500
All current non-employee directors	2005		-0-		-0-
All other employees including current non-executive officers	2005		$68.66	(2)	589,000

(1)	100% of Fair Market Value on the date of grant.

(2)	Weighted average exercise price of all grants made in fiscal year 2005 under the 2001 LTIP.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (A)	Weighted- average exercise price of outstanding options, warrants, and rights (B)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column A) (C)
Equity compensation plans approved by security holders(1)	4,109,508	$51.22	612,000
Equity compensation plans not approved by security holders	-0-	$0	-0-
Total

(1)	Includes information with respect to the 2001 Plan as of December 31, 2005; also includes information as of December 31, 2005 with respect to the 1996 Director Plan, the 1998 Long-Term Incentive Plan and the 1988 Long-Term Incentive Plan, all of which have expired by their terms and no options remain for grant.

A copy of the amended Second Amended and Restated 2001 LTIP is attached as Exhibit A.

Board Recommendation and Vote Required for Approval:

The Board of Directors unanimously recommends a vote FOR the amendment of the Second Amended and Restated 2001 Long Term Incentive Plan to add 600,000 shares to those available for issuance, and to increase by 150,000 the number of shares authorized for issue as restricted stock awards.

Approval of the amendment to the Second Amended and Restated 2001 Long Term Incentive Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

PROPOSAL 4 — APPROVAL OF THE 2006 LONG-TERM INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

General:

On December 14, 2005, the Board of Directors (“the Board”) adopted the 2006 Long-Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc. (the “2006 Director Plan”) subject to stockholder approval. The 2006 Director Plan is intended to replace the 1996 Director Plan which expired in November 2005 by its terms. The 2006 Director Plan allows for up to 650,000 shares to be issued as stock options or restricted stock, with no more than 40,000 shares issuable as restricted stock.

Purpose:

The purpose of the 2006 Director Plan is to encourage and enable our directors who are not employees or consultants (“Non-Employee Directors”) in acquiring a personal proprietary interest in the Company and to provide such directors with incentives to put forth maximum efforts for the long term success of our business by making the removal of restrictions from shares of restricted stock and the vesting of stock options granted under the terms of the 2006 Director Plan dependent on increases in the price of the Company’s stock.

Summary of Terms:

The full text of the 2006 Director Plan is set forth in the attached Exhibit B. The following general description of certain features of the 2006 Director Plan is qualified in its entirety by reference to the plan document.

Eligibility. Only directors who are not also employees or consultants, action by means of a written consulting agreement to us or any of our subsidiaries are eligible to participate in the 2006 Director Plan.

Grants. Each year, beginning in November 2006 each Non-Employee Director is granted:

•	Options to purchase 17,500 shares of common stock on November 1 (or if November 1 is a weekend or holiday on the first day thereafter on which our stock is publicly traded) at an exercise price equal to the fair market value of the Company’s shares on such date; provided, that the Lead Director, or if no Lead Director has been appointed then any non-executive Chairman of the Board, will receive options to purchase 18,900 shares.

•	1,000 shares of restricted stock for which the director is required to pay $.10 per share. Such grant is made on November 15 (or if November 15 is a weekend or holiday on the first day thereafter on which our stock is publicly traded) and payment is due by January 15 thereafter. If a director does not timely pay for the shares, then the shares are forfeited.

If a Non-Employee Director is appointed or elected after November 1, then they will receive a grant that is proportionally adjusted to reflect the number of months that such person actually serves on the board that first year of their election or appointment.

Options. The stock options will each have a ten year term and will become exercisable on the earlier to occur of (i) the date the Average Closing Price equals or is greater than 10% over the option’s exercise price, (ii) five years, or (iii) termination of the Non-Employee Director from the Board for any reason whether voluntary or involuntary, other than for Cause. However, if a Non-Employee Director’s service is terminated or he fails to be reelected for reasons of Cause, then he shall forfeit all unexercised options. The options will remain exercisable following termination as a Non-Employee Director (other than for Cause) for three years, or if less the normal expiration of their term. The options are not transferable, other than for estate or tax planning purposes to trusts in which the Non-Employee Director has at least a 50% interest or foundations in which the Non-Employee

Director controls the management of the assets, so long as such transfer is without consideration and the trust takes the option subject to the same restrictions as the Non-Employee Director. In addition, shares acquired upon exercise may not be transferred earlier than six months following the date the option was granted. The option exercise price must be paid in full by cash, check, money order, wire transfer or other immediately payable instrument acceptable to the Committee or, if the Committee so determines, by delivery of shares of the Company’s common stock which the Non-Employee Director has held for at least six months. If shares are delivered in payment of the option exercise price such shares will be valued at fair market value on the exercise date. The Company does not permit loans to Non-Employee Director to fund exercise of stock options.

The fair market value of the Company’s stock means on any given date, the mean between the highest and lowest quoted selling price of the Company’s shares on the principal stock exchange or market on which the Company’s stock is traded.

Restricted Stock. The restricted stock is subject to forfeiture in the event the Non-Employee Director is removed or not recommended for re-election for reasons of Cause. In addition, the restricted stock may not be sold or otherwise transferred until all restrictions thereon are removed or expire, but in no event sooner than six months after the grant. Restricted stock may be transferred for estate or tax planning purposes to trusts in which the Non-Employee Director has at least a 50% interest or a foundation in which the Non-Employee Director controls the management of the assets, so long as such transfer is without consideration and the trust or foundation takes the restricted stock subject to the same restrictions as the Non-Employee Director . The restrictions will lapse on the restricted stock, and the Non-Employee Director will be able to sell the shares upon the earlier to occur of (i) the date the average closing price of our common stock over a 30 consecutive day period (“Average Closing Price”) equals or is greater than 10% over the fair market value of the stock on the date of grant, (ii) the fifth anniversary of the grant date, or (iii) termination of the Non-Employee Director from the Board for any reason whether voluntary or involuntary, other than for Cause.

Administration. The 2006 Director Plan is administered by the Board or, if the Board delegates its power and authority to administer the plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “non-employee director,” as defined in Rule 16b-3 under the Exchange Act. As used herein, the term “the Committee” will refer to the above described committee or to the Board, as the case may be.

Adjustment for Stock Dividends, Mergers, etc. The Committee is authorized to make appropriate substitution or adjustments in connection with outstanding awards under 2006 Director Plan and the number of shares reserved for issuance under the plan in the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or change in corporate structure affecting our common stock; provided, that an shares subject to any grant shall always be a whole number.

Amendment and Termination. The Board may amend the 2006 Director Plan at any time with respect to restricted stock and options not yet granted. The Board may amend the provisions of any restricted stock or stock option previously granted only with the holder’s consent. Any amendment which would (a) increase the number of shares reserved for grants under the 2006 Director Plan, (b) change the class of directors eligible to receive grants or (c) change any material terms of restricted stock or option grants require the approval of stockholders.

Federal Income Tax Consequences

THE TAX CONSEQUENCES OF THE 2006 DIRECTOR PLAN UNDER CURRENT FEDERAL LAW ARE SUMMARIZED IN THE FOLLOWING DISCUSSION WHICH DEALS WITH THE GENERAL APPLICABLE TAX PRINCIPLES, AND IS INTENDED FOR GENERAL INFORMATION ONLY. ALTERNATIVE MINIMUM TAX AND STATE, LOCAL AND FOREIGN INCOME TAXES ARE NOT DISCUSSED, AND MAY VARY DEPENDING ON INDIVIDUAL CIRCUMSTANCES AND FROM LOCALITY TO LOCALITY.

Stock Options. Options granted to the Non-Employee Directors will by their terms not qualify under the Internal Revenue Code as incentive stock options. No income is realized by the Non-Employee Director at the time the option is granted. Generally, at exercise, ordinary income is realized by the Non-Employee Director in an amount equal to the difference between the option exercise price paid for the shares and the fair market value of the shares on the date of exercise, and the Company will be entitled to a tax deduction in the same amount. Upon disposition of the stock acquired upon the exercise of the option, any appreciation (or depreciation) is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Restricted Stock. On the date of grant, the Non-Employee Director will have taxable ordinary income equal to the difference between the fair market value of the restricted stock on the date of grant and the $.10 per share purchase price paid for such shares and the Company will be entitled to a deduction for the amount of ordinary income such Non-Employee Director realizes. Any gain or loss after such date will be eligible for short-term or long-term capital gain (or loss) depending on how long the shares have been held. If the Non-Employee Director forfeits the restricted stock due to termination as a director or failure to be re-nominated as a director for Cause, the Non-Employee Director will be entitled to a capital loss.

Board Recommendation and Vote Required for Approval:

The Board of Directors unanimously recommends a vote FOR the approval of the 2006 Director Plan.

Approval of the 2006 Director Plan requires the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such proposal.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented at the Annual Meeting, but if any such matters properly come before the Annual Meeting, it is intended that the persons holding the accompanying proxy will vote in accordance with their best judgment.

RECOMMENDATIONS

The Board of Directors unanimously recommends that the stockholders vote FOR the election of the nominees for director named in this Proxy Statement and FOR ratification of the appointment of KPMG LLP as independent certified public accountants of the Company for fiscal 2006, FOR the approval of the Second Amended and Restated 2001 Long-Term Incentive Plan for Employees and FOR approval of the 2006 Long-Term Incentive Plan for Non-Employee Directors.

When a proxy in the form enclosed with this Proxy Statement is returned properly executed, the shares will be voted as indicated or, if no directions are indicated, the shares will be voted in accordance with the recommendations of the Board of Directors.

STOCKHOLDER NOMINATIONS AND PROPOSALS

Stockholder proposals for presentation at the 2007 Annual Meeting of Stockholders must be received at the Company’s principal executive offices on or before October 11, 2006. The Nominating Committee or, if none exists, the Board of Directors will consider suggestions from stockholders for nominees for election as directors at the 2007 Annual Meeting of Stockholders. For a stockholder to nominate any person for election as a director at the 2007 Annual Meeting of Stockholders the person making such nomination must be a stockholder entitled to vote and such nomination must be made pursuant to timely notice. The Company’s Bylaws provide that stockholders desiring to nominate a director or bring any other business before the stockholders at the 2007 Annual Meeting of Stockholders must notify the Secretary of the Company in writing not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to March 21, 2007 (or, if the date of the 2007 annual meeting is more than 30 days before or more than 70 days after March 21, 2007, notice by the stockholder must be so delivered not earlier than the close of business on the 120th day prior to the meeting and not later than the close of business on the later of the 90th day prior to the meeting or the 10th day following the date on which public disclosure of the date of the meeting is first made by the Company) and, with respect to nominations for directors, if the number of directors to be elected at the 2007 Annual Meeting of Stockholders is increased and there is no public announcement by the Company naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to March 21, 2007, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which such public announcement is first made by the Company. Such notice must set forth certain information specified in the Company’s Bylaws.

By Order of the Board of Directors

A. THOMAS BENDER
Chairman of the Board of Directors

EXHIBIT A

THE COOPER COMPANIES, INC.

SECOND AMENDED & RESTATED

2001 LONG TERM INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

The 2001 Long Term Incentive Plan was originally adopted by the Board of Directors on December 14, 2000 and approved by the stockholders of the Company on March 28, 2001. It was amended and restated in 2002, and the Amended and Restated 2001 Long-Term Incentive Plan, was adopted by the Company’s Board of Directors on December 16, 2003 and approved by the stockholders of the Company on March 23, 2004. The Plan was subsequently amended by the Board of Directors on March 22, 2005 and December 9, 2005. The following is the Second Amended & Restated 2001 Long-Term Incentive Plan, incorporating the amendments on March 22, 2005 and December 9, 2005, as well as an amendment in order to (i) increase the number of shares available for issuance under the Plan and (ii) increase the number of shares available for grant as Restricted Stock under the Plan approved by the Company’s stockholders on March 21, 2006. The purpose of the Plan is to enable the Company to attract, retain and reward key employees and consultants to the Company and its Subsidiaries and Affiliates, and strengthen the mutuality of interests between such key employees, consultants and the Company’s stockholders, by offering such key employees and consultants performance-based incentive equity interests in the Company.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Affiliate” means any entity other than the Company and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Company directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(d) “Committee” shall mean the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 2 of the Plan, such committee.

(e) “Company” means The Cooper Companies, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(f) “Disability” means disability as determined under procedures established by the Committee for purposes of this Plan.

(g) “Early Retirement” means retirement with the express consent of the Company for purposes of this Plan at or before the time of such retirement, from consulting or active employment with the Company and any Subsidiary or Affiliate pursuant to the early retirement provisions of the applicable pension plan of such entity.

(h) “Fair Market Value” means, as of any given date, unless otherwise determined by the Committee in good faith, the closing price of the Stock on the New York Stock Exchange as reported on http://finance.yahoo.com or, if no such sale of Stock occurs on the New York Stock Exchange on such date, the fair market value of the Stock as determined by the Committee in good faith.

(i) “Grant” means an instrument or agreement evidencing an option, or SAR, granted hereunder, which may, but need not be, acknowledged by the recipient thereof.

(j) “Incentive Stock Option” or “ISO” means any Stock Option intended to be and designated as an “Incentive Stock Option” within the meaning of Section 422 of the Code.

(k) “Non-Employee Director” shall have the meaning set forth in Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, or any successor definition adopted by the Commission.

(l) “Non-Qualified Stock Option” or “NQSO” means any Stock Option that is not an Incentive Stock Option.

(m) “Normal Retirement” means retirement from consulting or active employment with the Company and any Subsidiary or Affiliate on or after age 65.

(n) “Plan” means this Second Amended and Restated 2001 Long Term Incentive Plan, as hereinafter amended from time to time.

(o) “Restricted Stock” means an award of shares of Stock that is subject to restrictions under Section 7 below.

(p) “Retirement” means Normal or Early Retirement.

(q) “Stock” means the Common Stock, $0.10 par value per share, of the Company.

(r) “Stock Appreciation Right” or “SAR” means the right pursuant to an award granted under Section 6 below to (a) surrender to the Company all (or a portion) of a Stock Option in exchange for an amount in any combination of cash or Common Stock equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof), is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof), or (b) to receive from the Company an amount of cash based upon the excess, if any, of the Fair Market Value of a number of shares of Stock specified in such award at the time of exercise of the right over the Fair Market Value of such number of shares of Stock on the date the right was granted.

(s) “Stock Option” or “Option” means any option to purchase shares of Stock (including Restricted Stock and Deferred Stock, if the Committee so determines) granted pursuant to Section 5 below.

(t) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50%, or more, of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the term “Cause” shall have the meaning set forth in Section 5(i) below.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board, such committee. Any such committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” of the Company as defined in Rule l6b-3 and an “outside director” for purposes of Section l62(m) of the Code. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board.

The Committee shall have full authority to grant, pursuant to the terms of the Plan, to officers, consultants and other key employees eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, and/or (iii) Restricted Stock.

In particular, the Committee shall have the authority:

(i) to select the officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, and/or Restricted Stock may from time to time be granted hereunder;

(ii) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, and/or Restricted Stock, or any combination thereof, are to be granted hereunder to one or more eligible employees;

(iii) to determine the number of shares, if applicable, to be covered by each such award granted hereunder;

(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion);

(v) to determine whether and under what circumstances a Stock Option may be settled in cash and/or Restricted Stock under Section 5(k) instead of Stock;

(vi) to determine whether, to what extent and under what circumstances Option grants and/or Stock Appreciation Rights and/or other cash awards made by the Company are to be made, and operate, on a tandem basis vis a vis other awards under the Plan and/or cash awards made outside of the Plan, or on an additive basis;

(vii) to determine whether, to what extent and under what circumstances Stock and other amounts, payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount (if any) of any deemed earnings on any deferred amount during any deferral period); and

(viii) to interpret the Plan and remedy any inconsistencies and ambiguities herein and between any agreement evidencing an award thereunder.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable, to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto), and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee’s sole discretion and shall be final and binding on all persons, including the Company and Plan participants.

SECTION 3. STOCK SUBJECT TO PLAN.

The total number of shares of Stock reserved and available for distribution pursuant to stock options or other awards relating to Stock made under the Plan shall be 5,550,000 shares. Of these shares available for awards under this Plan, no more than 400,000 shall be available for distribution pursuant to Restricted Stock awards. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. The maximum number of shares with respect to which an employee may be granted options or Stock Appreciation Rights under this Plan during any fiscal year is 500,000. The maximum number of shares with respect to which an employee may be granted Restricted Stock under this Plan during any fiscal year is 100,000.

Subject to Section 6(b)(iv) below, if any Stock Option or Stock Appreciation Right is cancelled without having been fully exercised, or if any shares of Restricted Stock are forfeited or repurchased under Section 7(c)(iii) or any such award otherwise terminated, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, stock dividend, stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares and base price subject to outstanding Stock Appreciation Rights granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Company upon the exercise of any Stock Appreciation Right associated with any Stock Option. In addition, the Committee, in its sole discretion, shall determine the amount of cash to which the recipient of a Stock Appreciation Right not associated with an Option shall be entitled upon exercise so that there will be no increase or decrease in the cash to which the recipient shall be entitled upon exercise by reason of such event. In addition, in the event of any merger or other corporate transaction or event which results in shares of Stock being purchased for cash, or being exchanged for or converted into cash or the right to receive cash, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, may provide that any Stock Option, Stock Appreciation Right, or Restricted Stock shall be converted into the right to receive an amount of cash equal to the amount of cash, if any, that would have been received, in the event of such merger or corporate transaction or event, if such Stock Option, Stock Appreciation Right, or Restricted Stock had been fully exercisable or payable, or vested and had been exercised or paid immediately prior to such merger or other corporate transaction or event to the extent of the cash value thereof, and, upon such conversion, such Stock Option, Stock Appreciation Right, or Restricted Stock (including any such Stock Option, Stock Appreciation Right, or Restricted Stock which, under the terms of such merger or other corporate transaction or event, would have no cash value) shall be cancelled.

SECTION 4. ELIGIBILITY.

Officers, consultants and other key employees of the Company and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director) who are responsible for or contribute to the management, growth and/or profitability of the business of the Company and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan.

SECTION 5. STOCK OPTIONS.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights); provided, however that Incentive Stock Options shall only be granted to an individual who, at the time of grant, is an employee of the Company or a Subsidiary.

Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of Fair Market Value as of the date of grant.

(b) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the Option is granted. Additionally, no Incentive Stock Option may be granted after January 1, 2011.

(c) Exercisability. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant, provided, however, that, except as provided in Section 5(f), (g) and (h), unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion.

(d) Method of Exercise. Subject to whatever installment exercise provisions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Company specifying the number of shares to be purchased.

Such notice shall be accompanied by payment in full of the purchase price, either by check, wire transfer, money order or such other instrument of direct payment as the Committee may accept. Except as otherwise prohibited by law, as determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made (i) in the form of Stock subject to an award (based, in each case, on the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee); provided, however, that, in the case of an Incentive Stock Option, the right to make a payment in the form of already owned shares may be authorized only at the time the option is granted or (ii) through the delivery of a notice that the optionee has placed a market sell order with a broker with respect to shares of Stock then issuable upon exercise of the Option, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the Option exercise price, provided that payment of such proceeds is made to the Company prior to the delivery of any shares of Stock by the Company. The Company shall not make loans to any option holder for payment of the purchase price of stock options under this Section.

No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 9(a).

(e) Transferability of Options. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee or by his guardian or legal representative. Notwithstanding the foregoing, a Non-Qualified Stock Option may be transferred to, exercised by and paid to a to a trust in which the optionee has a fifty percent or more interest or a foundation which the optionee controls the management of the assets, provided that (i) the optionee receives no consideration for such transfer, and (ii) the transferee receives the Non-Qualified Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the optionee and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities.

(f) Termination by Death. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of three years (or such other period as the Committee may specify at grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

(g) Termination by Reason of Disability. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or on such accelerated basis as the Committee may determine at or after grant (or as may be determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or until the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee shall specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

(h) Termination by Reason of Retirement. Subject to Section 5(j), if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or on such accelerated basis as the Committee may determine at or after grant (or as may be, determined in accordance with procedures established by the Committee), for a period of three years (or such other period as the Committee may specify at grant) from the date of such termination of employment or consultancy or the expiration of the stated term of such Stock Option, whichever period is the shorter; provided, however, that, if the optionee dies within such three-year period (or such other period as the Committee may specify at grant), any unexercised Stock Option held by such optionee shall thereafter be exercisable, to the extent to which it was exercisable at the time of death, for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Non-Qualified Stock Option.

(i) Other Termination. Unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or after grant, if an optionee’s employment by or consultancy with the Company and any Subsidiary or Affiliate terminates for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised for the lesser of three months or the balance of such Stock Option’s term if the optionee is involuntarily terminated by the Company and any Subsidiary or Affiliate without Cause. For purposes of this Plan, “Cause” means the conviction of, or plea of nolo contendere to a felony by the participant, or a participant’s willful misconduct or dishonesty, any of which is directly and materially harmful to the business or reputation of the Company or any Subsidiary or Affiliate.

(j) Incentive Stock Options. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

To the extent required for “incentive stock option” status under Section 422(b)(7) of the Code (taking into account applicable Internal Revenue Service regulations and pronouncements), the Plan shall be deemed to provide that the aggregate Fair Market Value (determined as of the time of grant) of the stock with respect to which Incentive Stock Options are exercisable for the first time by the optionee during any calendar year under the Plan and/or any other stock option plan of the Company or any Subsidiary or parent corporation (within the meaning of Section 424 of the Code) after 1986 shall not exceed $100,000. If the aggregate Fair Market Value exceeds $100,000, then those options in excess of $100,000 will not be treated as ISOs. Those shares not treated as ISOs will be taxed at ordinary income rates on exercise. If Section 422 is hereafter amended to delete the requirement now in Section 422(b)(7) that the plan text expressly provide for the $100,000 limitation set forth in Section 422(b)(7), then this paragraph of Section 5(j) shall no longer be operative.

(k) Buyout Provisions. The Committee may at any time offer to buyout for a payment in cash, Stock or Restricted Stock any Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

(l) Settlement Provisions. If the option agreement so provides at grant or is amended after grant and prior to exercise to so provide (with the optionee’s consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regard to the forfeiture restrictions involved.

(m) 10% Stockholders. No Incentive Stock Option may be granted under this Plan to any employee who, at the time the Incentive Stock Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, shares possessing more than ten percent (10%) of the total combined voting power or value of all classes of stock of the Company, a Subsidiary or a parent corporation (within the meaning of Section 424 of the Code) unless the option price under such Option is at one hundred ten percent (110%) of the Fair Market Value of a share of Stock on the date such Option is granted and the duration of such Option is no more than five (5) years.

SECTION 6. STOCK APPRECIATION RIGHTS.

(a) Grant and Exercise. Stock Appreciation Rights may be granted separately or in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

Stock Appreciation Rights will be settled in shares of Common Stock to be counted in full against the number of shares remaining available for award under the Plan, regardless of the number of shares issues upon settlement.

A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares, covered by a related Stock Option.

A Stock Appreciation Right may be exercised by a recipient, subject to Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the recipient shall be entitled to receive an amount determined in the manner prescribed in Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

(b) Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

(i) Stock Appreciation Rights awarded with no associated Stock Option shall be exercisable in accordance with their terms and Stock Appreciation Rights granted in association with Stock Options shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan. The exercise of Stock Appreciation Rights held by recipients who are subject to Section l6(b) of the Exchange Act shall comply with Rule 16b-3 thereunder, to the extent applicable;

(ii) Upon the exercise of a Stock Appreciation Right granted in association with a Stock Option, a recipient shall be entitled to receive an amount in cash and/or shares of Stock, as the Committee in its sole discretion shall determine, equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the associated Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised. Upon the exercise of a Stock Appreciation Right awarded with no associated Stock Option, a recipient shall be entitled to receive an amount in cash equal in value to the excess, if any, of the Fair Market Value of a number of shares of Stock specified in the award at the date of exercise of the Stock Appreciation Right over the Fair Market Value of such number of shares of Stock at the date of grant of the Stock Appreciation Right. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash to a recipient subject to Section 16(b) of the Exchange Act, such amount shall be calculated on the basis of the closing price of the stock on the New York Stock Exchange during the applicable period referred to in Rule 16b-3(e) under the Exchange Act to the extent applicable;

(iii) Stock Appreciation Rights shall not be transferable by the recipient thereof otherwise than by will or by the laws of descent and distribution, and all Stock Appreciation Rights shall be exercisable, during the recipient’s lifetime, only by the recipient. Notwithstanding the foregoing, Stock Appreciation Rights granted with respect to a Non-Qualified Stock Option or separately may be transferred to a to a trust in which the recipient has a fifty percent or more interest or a foundation which the recipient controls the management of the assets, provided that (i) the recipient received no consideration for such transfer and (ii) the transferee receives the Stock Appreciation Rights subject to the same terms and conditions imposed upon the transferor and pursuant to such other procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the recipient and transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Company’s lawful issue of securities; and

(iv) Upon the exercise of a Stock Appreciation Right, any Stock Option or part thereof to which such Stock Appreciation Right is associated shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

SECTION 7. RESTRICTED STOCK.

(a) Administration. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and all other terms and conditions of the awards.

The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion.

The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(b) Awards and Certificates. The prospective recipient of a Restricted Stock Award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the company, and has otherwise complied with the applicable terms and conditions of such award. Each award shall be subject to the following terms and conditions:

(i) The purchase price for shares of Restricted Stock shall be equal to or greater than their par value;

(ii) Awards of Restricted Stock must be accepted within a period of sixty (60) days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award agreement and paying whatever price is required under Section 7(b)(i);

(iii) Each participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award; and

(iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions, if any, thereon shall have lapsed, and that as a condition of any Restricted Stock Award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

(c) Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions.

(i) Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the ‘Restriction Period’), the participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine.

Notwithstanding the foregoing, Restricted Stock may be transferred to a to a trust in which the participant has a fifty percent or more interest or a foundation which the participant controls the management of the assets, provided that (i) the participant receives no consideration for such transfer and (ii) the transferee receives the Restricted Stock subject to the same restrictions imposed upon the transferor and pursuant to such other conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the participant and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.;

(ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determined, reinvested, subject to Section 9(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued;

(iii) Subject to the applicable provisions of the award agreement and this Section 7, upon termination of a participant’s employment or consultancy with the Company and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to the restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant. If any Restricted Stock is forfeited, the Company shall pay to the participant (or the estate of a deceased participant) an amount equal to the price the participant paid with respect to such Restricted Stock; and

(iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

SECTION 8. AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, or Restricted Stock Award theretofore granted, without the optionee’s or participant’s consent, or which, without the approval of the Company’s stockholders, would:

(a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

(b) change the employees or class of employees eligible to participate in the Plan;

(c) extend the maximum option period under Section 5(b) of the Plan; or

(d) otherwise materially alter the terms of the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder’s consent. Additionally, except for adjustments permitted under Section 3 of the Plan, no award shall be repriced or regranted through cancellation, or modified without stockholder approval, if the effect would be to reduce the exercise price for the shares underlying such award.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 9. GENERAL PROVISIONS.

(a) The Committee may require each person purchasing shares pursuant to a Stock Option to represent to and agree with the Company in writing that the optionee is acquiring the shares for investment and without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

The Committee may condition the exercise of an Option or the issuance and delivery of Stock upon the listing, registration or qualification of the Stock upon a securities exchange or under applicable securities laws.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

(c) The making of an award under this Plan shall not confer upon any employee of the Company or any Subsidiary or Affiliate any right to continued employment with the Company or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Company or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

(d) No later than the date as of which an amount first becomes includable in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Committee, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

(e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

(f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.

SECTION 10. EFFECTIVE DATE OF PLAN.

The Plan was originally effective January 1, 2001; and approved by the holders of a majority of the shares of the Company’s Common Stock on March 28, 2001. The first Amendment and Restatement of the Plan was effective as of January 1, 2003, and approved by the holders of a majority of the shares of the Company’s Common Stock on March 25, 2003. This Amendment of the Plan is effective as of January 1, 2004, subject to approval by a majority of the shares of the Company’s Common Stock at the first meeting of stockholders to be held in 2004. Any grants made under the Plan prior to such approval shall be effective when made (unless otherwise specified by the Committee at the time of grant), but shall be conditioned on, and subject to, such approval of the Plan by such stockholders. Notwithstanding any other provision of the Plan to the contrary, no Option, or Stock Appreciation Right may be exercised, and no Restricted Stock Award shall become vested until such approval.

SECTION 11. TERM OF PLAN.

No Stock Option, Stock Appreciation Right, or Restricted Stock Award shall be granted pursuant to this Amended and Restated Plan on or after December 31, 2006, but awards granted prior to such date may extend beyond that date.

EXHIBIT B

THE 2006 LONG TERM INCENTIVE PLAN

FOR NON-EMPLOYEE DIRECTORS

OF THE COOPER COMPANIES, INC.

SECTION 1. PURPOSE.

The purpose of The 2006 Long-Term Incentive Plan for Non-Employee Directors of the Cooper Companies, Inc. is to advance the interests of the Corporation by encouraging and enabling the acquisition of a personal proprietary interest in the Corporation by Non-Employee Directors of the Corporation upon whose judgment and interest the Corporation depends for the successful conduct of its operations, and by providing such Directors with incentives to put forth maximum efforts for the long term success of the Corporation’s business by making the removal of restrictions from the Stock acquired hereunder as well as the value of the Stock Options granted hereunder dependent on increases in the price of the Corporation’s Stock. It is anticipated that the opportunity to increase their equity interests in the Corporation will strengthen the desire of such Directors to remain on the Board of Directors and work on the Corporation’s behalf and will also enable the Corporation to attract and retain additional desirable Non-Employee Directors as required in the future.

SECTION 2. DEFINITIONS.

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

(a) “Annual Grant Average Closing Price” shall have the meaning set forth in Section 6(a) hereof.

(b) “Annual Restricted Stock Grant” shall mean the grants made to Non-Employee Directors each November 15, pursuant to Sections 5 and 6 hereof.

(c) “Average Closing Price” shall mean the average of the closing price of the Corporation’s Stock on the principal stock exchange or market on which the Stock is traded (composite quotations) on thirty consecutive trading days.

(d) “Board” or “Board of Directors” shall mean the Board of Directors of the Corporation as constituted at any time.

(e) “Cause” shall mean the felony conviction of a Non-Employee Director or the failure of a Non-Employee Director to contest prosecution for a felony, or a Non-Employee Director’s willful misconduct or dishonesty.

(f) “Committee” shall mean the Board or, if, the Board delegates its power and authority to administer this Plan to a committee of the Board described in Section 4, such committee.

(g) “Corporation” shall mean The Cooper Companies, Inc., a Delaware corporation, or any successor corporation.

(h) “Disability” shall mean disability as determined under procedures established by the Committee for purposes of this Plan.

(i) “Effective Date” shall mean the date specified in Section 13 hereof.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Fair Market Value” shall mean, as of any given date, unless otherwise determined by the Committee in good faith, the mean between the highest and lowest quoted selling price of a share of Stock on the principal stock exchange or market on which the Stock is traded.

(l) “Mid-Year Restricted Stock Grants” shall mean the grants made to Non-Employee Directors pursuant to Sections 5(c) and 6(a) hereof.

(m) “Non-Employee Director” shall mean a Director of the Corporation who is not also an employee of or a consultant (acting by means of a written consulting agreement) to the Corporation or any Subsidiary.

(n) “Non-Qualified Stock Option” shall mean any Stock Option that is not an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended from time to time.

(o) “Plan” shall mean this 2006 Long Term Incentive Plan for Non-Employee Directors of The Cooper Companies, Inc., as amended from time to time.

(p) “Restricted Stock” shall mean the Stock issued as a result of Restricted Stock Grants.

(q) “Restricted Stock Grants” shall mean both Annual Restricted Stock Grants and Mid-Year Restricted Stock Grants.

(r) “Stock” shall mean the common stock, par value $.10 per share, of the Corporation.

(s) “Stock Option” shall mean any option to purchase shares of Stock granted pursuant to Sections 5 and 7 hereof.

(t) “Subsidiary” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing more than 50% of the total combined voting power of all classes of stock in one of the other corporations in the chain.

SECTION 3. STOCK SUBJECT TO THE PLAN; ADJUSTMENT PROVISIONS.

(a) Subject to Section 11 and Section 3(c), the aggregate number of shares of Stock which may be subject to Restricted Stock Grants or covered by Stock Options shall be 650,000 shares; provided, however, that no more than 40,000 shares of Stock may be issued in the form of Restricted Stock. Any Stock distributed under the Plan may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

(b) If Restricted Stock issued pursuant to a Restricted Stock Grant is not purchased or is subsequently forfeited or if a Stock Option is forfeited or expires unexercised in whole or in part, the shares of Stock related thereto will no longer be charged against the limitation provided for herein and may be made subject to new Restricted Stock Grants or Stock Options.

(c) In the event of any merger, reorganization, consolidation, recapitalization, Stock dividend, Stock split or other change in corporate structure affecting the Stock, such substitution or adjustment shall be made in the aggregate number of shares of Stock reserved for issuance under the Plan, in the number of shares of Stock subject to Restricted Stock Grants and purchasable under Stock Options and the exercise price of any outstanding Stock Options as may be determined to be appropriate by the Committee, in its sole discretion, provided that the shares of Stock subject to any grant shall always be a whole number.

SECTION 4. COMMITTEE.

The Plan shall be administered by the Board or, if the Board delegates its power and authority to administer this Plan to a committee of the Board described in this Section 4, by such Committee. Any such Committee shall consist solely of two or more directors appointed by and holding office at the pleasure of the Board, each of whom is a “Non-Employee Director” as defined by Rule 16b-3. If the Board delegates its power and authority to administer this Plan to a committee, the members of such committee shall serve at the pleasure of the Board, such committee members may resign at any time by delivering written notice to the Board and vacancies in the committee may be filled by the Board. At all meetings of the Committee, the presence of a majority of the members of the Committee at the time of such meeting shall be necessary to constitute a quorum. Any act of a majority of the quorum present at the meeting shall be the act of the Committee.

SECTION 5. PARTICIPANTS AND GRANTS.

All Non-Employee Directors of the Corporation shall be eligible to receive Restricted Stock Grants and Stock Options under the Plan, subject to availability of Stock therefor. Each Restricted Stock Grant and Stock Option shall be evidenced by a written agreement, in such form as the Committee shall determine, duly executed by or on behalf of the Corporation and the recipient Non-Employee Director.

(a) On each November 1 (or in the event November 1 is a weekend or holiday, on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted a Stock Option.

(b) On each November 15 (or in the event November 15 is a weekend or holiday, on the first day thereafter on which the Stock is publicly traded), each Non-Employee Director shall be granted an Annual Restricted Stock Grant.

(c) Any Non-Employee Director who is elected or appointed to the Board after the annual grants provided for in subsections (a) and (b) above have been made shall receive a grant proportionally adjusted to reflect the number of months that such person actually serves on the Board during the initial year of service.

SECTION 6. TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS.

(a) Annual Restricted Stock Grants. Each Annual Restricted Stock Grant presented to a Non-Employee Director shall entitle the recipient to purchase 1000 shares of Restricted Stock.

In the case of a Non-Employee Director who joins the Board after Annual Restricted Stock Grants have been made for a given fiscal year, such new Non-Employee Director shall be entitled to purchase 1000 shares of Restricted Stock, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12 (a “Mid-Year Restricted Stock Grant”).

(b) Purchase Price. The purchase price of each share of Restricted Stock is $.10. Payment of the purchase price shall be made in cash, or by check payable to the order of the Corporation, delivered to the Corporation no later than January 15 of the year following the date of grant or within sixty days following a Mid-Year Restricted Stock Grant. In the event such purchase price is not delivered to the Corporation within such sixty-day period, such Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant, as the case may be, shall expire.

If any calculation performed hereunder would give rise to the issuance of a fractional share, the number of shares of Restricted Stock to be granted shall be rounded up to the next highest whole number.

(c) Additional Terms of Grants. All Restricted Stock purchased by a Non-Employee Director pursuant to the Plan shall be subject to the following restrictions:

(i) Restricted Stock Grants shall not be transferable by a Non-Employee Director otherwise than by will or the laws of descent and distribution and are exercisable during the Non-Employee Director’s lifetime only by him or his guardian or legal representative;

(ii) the Restricted Stock may not be sold, transferred or otherwise alienated or hypothecated until all restrictions thereon are removed or expire and in no event may Restricted Stock be sold, transferred or otherwise alienated or hypothecated within six months of the date of grant;

(iii) each certificate representing Restricted Stock issued pursuant to a Restricted Stock Grant under this Plan shall bear a legend making appropriate reference to the restrictions imposed and shall be held in custody by the Corporation until the restrictions lapse, and each Non-Employee Director shall have delivered a stock power, endorsed in blank, relating to the Restricted Stock covered by such grant; and

(iv) any other applicable restrictions or conditions under the requirements of any stock exchange upon which such Stock is then listed, and under any securities or tax law applicable to such Stock, shall be imposed.

(v) Notwithstanding Sections (6)(c)(i) and (ii) above, Restricted Stock may be transferred to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Restricted Stock so transferred and the transferee receives the Restricted Stock subject to the same restrictions imposed upon the transferor and pursuant to such other conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(d) Removal of Restrictions. Subject to the provisions of paragraph (f) of this Section 6, restrictions imposed under subsection (c) hereof upon Restricted Stock Grants and the underlying Restricted Stock shall lapse, and the Restricted Stock underlying a particular Restricted Stock Grant shall become nonforfeitable and freely transferable as follows:

Restrictions on Restricted Stock purchased pursuant to each Annual Restricted Stock Grant or Mid-Year Restricted Stock Grant shall be removed upon the earlier to occur of the following after the date of grant: (a) the Average Closing Price equals or exceeds 10% over the Fair Market Value of the Stock on the date of grant, or (b) five years.

(e) Restricted Stock Certificate; Dividends. Prior to the expiration or lapse of all of the restrictions imposed upon Restricted Stock, a stock certificate representing such Restricted Stock shall be registered in the Non-Employee Director’s name but shall be retained by the Corporation for the Non-Employee Director’s account. The Non-Employee Director shall have the right to vote such Restricted Stock and shall have all other rights and privileges of a beneficial and record owner with respect thereto, including, without limitation, the right to receive dividends, distributions and adjustments with respect thereto.

(f) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, all restrictions on Restricted Stock purchased pursuant to Restricted Stock Grants shall lapse and such Restricted Stock shall become nonforfeitable and freely transferable, unless such Non-Employee Director’s service is terminated, or such Non-Employee Director fails to be re-nominated, for Cause. In the event a Non-Employee Director ceases to serve as a Director of the Corporation for any reason not involving Cause subsequent to receipt of a Restricted Stock Grant but prior to such Non-Employee Director’s payment of the purchase price for the Restricted Stock with respect thereto, then the Restricted Stock may be purchased by such Non-Employee Director or, in the case of Disability or death, by his guardian or legal representative, or by the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution in accordance with the provisions set forth in paragraphs (b) and (c) of this Section 6, and all restrictions to which the Annual Restricted Stock Grant or the Mid-Year Restricted Stock Grant is subject shall lapse, and the Stock issued pursuant thereto shall be nonforfeitable and freely transferable upon its issuance by the Corporation.

SECTION 7. TERMS AND CONDITIONS OF STOCK OPTIONS.

On each November 1 each Non-Employee Director shall be granted a Stock Option to purchase up to 17,500 shares of Stock or, in the case of the Lead Director, or if no Lead Director any non-executive Chairman of the Board, up to 18,900 shares of Stock.

In the case of a Non-Employee Director who joins the Board after Stock Options have been granted for a given fiscal year, such new Non-Employee Director will receive a Stock Option to purchase that number of shares of the Corporation’s Stock as is equal to the number 17,500, or 18,900 in the case of a Non-Employee Director who serves as Lead Director or non-executive Chairman of the Board, as the case may be, multiplied by a fraction, the numerator of which shall be the number of months during the fiscal year that such person will serve as a Non-Employee Director (which shall include as a full month the month that service commences) and the denominator of which shall be 12. Any fraction of a share shall be rounded up to a whole share.

Stock Options granted under the Plan shall be Non-Qualified Stock Options, shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(a) Exercise Price. Each Stock Option shall have an exercise price equal to the Fair Market Value on the date of grant.

(b) Option Term. Each Stock Option shall expire ten years from the date of grant.

(c) Exercisability. Subject to the provision in paragraph (g) of this Section 7, each Stock Option shall become exercisable upon the earlier to occur of the following after the date of grant (a) the date the Average Closing Price of the Corporation’s Stock equals or exceeds 10% over the Stock Option’s exercise price or (b) five years. Notwithstanding the foregoing, the Corporation may require that a Non-Employee Director delay exercising an exercisable Stock Option if such exercise would result in an ownership change within the meaning of Section 382 of the Internal Revenue Code or if, in the discretion of the Corporation, such exercise, when viewed in conjunction with the potential exercise of all other outstanding options (as such term is defined in Treasury Regulation Section 1.382-4(d)(9) to acquire Stock as well as the effect of other transactions involving the issuance of Stock contemplated by the Corporation, would tend to result in such an ownership change.

(d) Method of Exercise. Subject to the limitation set forth in paragraph (c) of this Section 7, Stock Options that have become exercisable may be exercised in whole or in part at any time during the option term, by giving written notice of exercise to the Corporation specifying the number of shares of Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by check or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or after grant, payment in full or in part may also be made in the form of Stock which has been beneficially owned by the Non-Employee Director for at least six months (based on the Fair Market Value of the Stock on the date the Stock Option is exercised). If payment of the exercise price is made in whole or in part in the form of Restricted Stock, Stock received upon the exercise shall be subject to the same forfeiture restrictions. No Stock shall be issued until full payment therefor has been made. A Non-Employee Director shall have the rights to dividends or other rights of a shareholder with respect to Stock subject to the Stock Option when the Non-Employee Director has given written notice of exercise, has paid in full for such Stock and, if requested, has given the representation described in Section 14 hereof.

(e) Non-Transferability of Options. No Stock Option shall be transferable by the Non-Employee Director otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the Non-Employee Director’s lifetime, only by the Non-Employee Director or by his guardian or legal representative. Notwithstanding the foregoing, a Stock Option may be transferred to, exercised by and paid to a to a trust in which the Non-Employee Director has a fifty percent or more interest or a foundation which the Non-Employee Director controls the management of the assets, provided that the Non-Employee Director receives no consideration for the Stock Option so transferred and the transferee receives the Stock Option subject to the same restrictions imposed upon the transferor and pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receives evidence satisfactory to it that the trust is and shall remain under the control of the Non-Employee Director and that the transfer is being made for estate and/or tax planning purposes and on a basis consistent with the Corporation’s lawful issue of securities.

(f) Non-Transferability of Underlying Stock. No shares of Stock acquired upon the exercise of a Stock Option may be sold, transferred or otherwise alienated or hypothecated within six months of the date upon which the Stock Option was granted. Stock Options granted on November 1, 2006 contingent upon subsequent shareholder approval of the Plan are not deemed to have been granted for the purpose of this Section 7(f) until the date on which the Plan is approved by the Corporation’s stockholders.

(g) Cessation of Service. At the time a Non-Employee Director voluntarily or involuntarily ceases to serve as a Director of the Corporation, any Stock Option issued hereunder that has failed to vest previously shall vest immediately (or, upon approval of the Plan by the Corporation’s stockholders, if not yet approved), unless such Non-Employee Director’s service as a Director is terminated for Cause or such Non-Employee Director fails to be re-nominated as a Director for Cause. Upon vesting, the Stock Option shall become freely exercisable, subject only to the limitation set forth in the third sentence of paragraph (c) of this Section 7.

When a Non-Employee Director ceases to serve as a Director, the Stock Options granted hereunder may continue to be exercised for the lesser of three years following the termination of service or the balance of such Stock Options’ respective terms, unless the Non-Employee Director’s service as such is terminated for Cause, or such Non-Employee Director fails to be re-nominated for Cause, in which case the Stock Options shall be forfeited. In the event that a Non-Employee Director ceases to serve as a Director due to Disability or death, such Non-Employee Director’s guardian or legal representative, or the representative of his estate, the beneficiaries under his will or his distributees under the laws of descent and distribution, as the case may be, shall have the same exercise rights as were enjoyed by the Non-Employee Director.

SECTION 8. NO RIGHT TO RE-ELECTION.

Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors to nominate any Director for re-election by the Corporation’s stockholders, or to confer upon any Director the right to remain a member of the Board of Directors.

SECTION 9. TAX OBLIGATIONS.

The Corporation shall notify Non-Employee Directors of their tax liabilities that arise under any federal, state or local tax rules or regulations with respect to the issuance of Restricted Stock or the exercise of Stock Options. Payment of the appropriate taxes is the sole responsibility of the Non-Employee Directors.

SECTION 10. ISSUANCE OF STOCK AND COMPLIANCE WITH SECURITIES ACT.

The Corporation may postpone the issuance and delivery of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option until (a) the admission of such Stock to listing on any stock exchange on which other shares of Stock are then listed and (b) the completion of such registration or other qualification of such Stock under any state or federal law, rule or regulation as the Corporation shall determine to be necessary or advisable. As a condition precedent to the issuance of Stock pursuant to a Restricted Stock Grant or the exercise of a Stock Option, the Corporation may require the recipient thereof to make such representations and furnish such information as may, in the opinion of counsel for the Corporation, be appropriate to permit the Corporation, in the light of the then existence or non-existence with respect to such Stock of an effective Registration Statement under the Securities Act of 1933, as amended, to issue the Stock in compliance with the provisions of that or any comparable act.

SECTION 11. ADMINISTRATION AND AMENDMENT OF THE PLAN.

Except as hereinafter provided, and except as limited by Rule 16b-3(c)(2)(ii) of the Exchange Act, the Board of Directors may amend any provisions of the Plan relating to the terms and conditions of any Restricted Stock Grants or Stock Options not theretofore granted, and, with the consent of any affected Non-Employee Director, may withdraw or amend any provisions of the Plan relating to the terms and conditions of such Restricted Stock Grants or Stock Options as have been theretofore granted. The Board of Directors may amend the terms of any outstanding Restricted Stock Grant of Stock Option with the consent of the holders thereof. Notwithstanding the foregoing provisions of this Section 11, any amendment by the Board of Directors which would increase the number of shares of Stock issuable under the Plan, change the class of Directors to whom grants may be made hereunder or change any material terms of the Restricted Stock Grants or the Stock Options shall be subject to the approval of the stockholders of the Corporation within one year of such amendment if such approval is required.

A determination of the Committee as to any questions which may arise with respect to the interpretation of the Plan, Restricted Stock Grants, Stock Options or the written agreements evidencing the Restricted Stock Grants and the Stock Option grants shall be final.

The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may determine to be advisable to make the Plan, Restricted Stock Grants and Stock Options effective or to provide for their administration, and may take such other action with regard to the Plan, Restricted Stock Grants and Stock Options as it shall deem desirable to effectuate its purpose.

SECTION 12. GOVERNING LAW.

Except as required by Delaware corporate law, the Plan shall be governed by and construed in accordance with the laws of the State of California, without giving effect to principles of conflict of laws.

SECTION 13. EFFECTIVE DATE OF THE PLAN.

The Plan shall be submitted to the stockholders of the Corporation for their approval at the Annual Meeting of the Stockholders to be held in 2006. The Plan shall become effective upon receipt of the affirmative vote of the holders of a majority of the shares of Stock present, or represented, and entitled to vote at the meeting.

SECTION 14. GENERAL PROVISIONS.

The Committee may require each Non-Employee Director purchasing Stock pursuant to a Restricted Stock Grant or a Stock Option to represent to and agree with the Corporation in writing that such Non-Employee Director is acquiring the Stock for investment and without a view to distribution thereof.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such Stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or State securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

SECTION 15. TERM OF PLAN.

No Restricted Stock Grant or Stock Option may be granted pursuant to the Plan on or after the date three years following the Effective Date of the Plan, but grants made prior to such date may extend beyond that date.

THE COOPER COMPANIES
By:
Its:

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS AND PROXY STATEMENT

Meeting Date March 21, 2006

PROXY

THE COOPER COMPANIES, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, MARCH 21, 2006

SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of The Cooper Companies, Inc., a Delaware corporation, hereby appoints CAROL R. KAUFMAN, STEVEN M. NEIL and ROBERT S. WEISS, and each of them, proxies, with full power of substitution, to vote all of the shares of common stock of The Cooper Companies, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of The Cooper Companies, Inc. to be held at The Benjamin Hotel, 125 East 50th Street, New York, NY, on March 21, 2006 at 10:00 a.m., E.S.T., and at any adjournments or postponements thereof, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting.

THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” ITEMS 1, 2, 3 AND 4 AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 5.

(Continued and to be signed on the reverse side.)

ANNUAL MEETING OF STOCKHOLDERS OF

THE COOPER COMPANIES, INC.

March 21, 2006

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” ITEMS 1, 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. ELECTION OF TEN DIRECTORS. (check one box only) NOMINEES:			2. Ratification of the appointment of KPMG LLP as independent certified public accountants of The Cooper Companies, Inc. for the fiscal year ending October 31, 2006.	☐	☐	☐

3.     The approval of the Company’s Second Amended and Restated 2001 Long-Term Incentive Plan to add 600,000 shares to those available for issuance, and to increase by 150,000 the number of shares authorized for issue as restricted stock awards.

				☐	☐	☐

			4. The approval of the 2006 Long-Term Incentive Plan for Non-Employee Directors.	☐	☐	☐

☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	° A. Thomas Bender ° John D. Fruth ° Michael H. Kalkstein ° Jody Lindell ° Moses Marx ° Donald Press ° Steven Rosenberg ° Allan E. Rubenstein, M.D. ° Robert S. Weiss ° Stanley Zinberg, M.D.

5.     In their discretion, the proxies are authorized to vote for the election of such substitute nominee(s) for directors as such proxies may select in the event that any nominee(s) named above become unable to serve, and on such other matters as may properly come before the Meeting or any adjournments or postponements thereof.

THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.